As filed with the Securities and Exchange Commission on January 25, 2001
                                                    Registration  No.  333-50512
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              _____________________

                              AMENDMENT NUMBER 6
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              _____________________


                SINGLE  SOURCE  FINANCIAL  SERVICES  CORPORATION
                 (Name of Small Business Issuer in its Charter)

        New York                      6141                       16-1576984
(State or other jurisdiction   (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or        Classification Code Number)   Identification No.)
        organization)

                              _____________________

Single Source Financial Services Corporation                Lawrence  I.  Washor
10780 Santa Monica Boulevard, Suite 240                      Washor & Associates
Los  Angeles, California 90025               11150 West Olympic Blvd., Suite 980
(888)  262-1600                                   Los  Angeles, California 90064
(Name, address and telephone number                                (310)479-2660
of registrant's principal executive          (Name, address and telephone number
offices and principal place of business)                   of agent for service)
                              _____________________
                                   Copies to:
                               Lawrence I. Washor
                               Washor & Associates
                       11150 West Olympic Blvd., Suite 980
                          Los Angeles, California 90064
                            Telephone: (310) 479-2660
                           Facsimile:  (310) 479-1022

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box.   [   ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier
effective  Registration  Statement  for  the  same  offering.  [   ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for  the  same  offering.  [   ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement
for  the  same  offering.  [   ]
     If  delivery of the prospectus is expected to be made pursuant to Rule 434,
please  check  the  following  box.  [   ]

                                              CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF SECURITIES TO  AMOUNT TO BE      PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
BE REGISTERED                          REGISTERED   OFFERING PRICE PER UNIT   AGGREGATE OFFERING PRICE   REGISTRATION FEE
------------------------------------  ------------  ------------------------  -------------------------  ----------------
Common Stock, $.001 par value
------------------------------------  ------------  ------------------------  -------------------------  ----------------
Common Stock Offered by Selling          1,125,000  $                   2.00  $               2,250,000  $         550.00
Shareholders
------------------------------------  ------------  ------------------------  -------------------------  ----------------
Total Registration Fee*                                                                                  $         550.00
------------------------------------  ------------  ------------------------  -------------------------  ----------------

*  $1,237.50  was  initially  paid.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                     Subject to Completion January 25, 2001

PROSPECTUS

                  SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                             a New York corporation

     We are offering a maximum of 1,125,000 shares of common stock for sale by certain selling shareholders at $2.00 per share ($.001 par value) for their own accounts on a best-efforts basis for a maximum period of 120 days after the effective date of this prospectus unless extended by us for an additional 60 days at our sole discretion.


     The selling shareholders may sell the shares of common stock directly or through underwriters, dealers, or agents. They may also pledge some of the shares of common stock as security. More information about the way the selling shareholders may distribute the common stock is set forth under the "Plan of Distribution."

     The common stock is not listed on any national securities exchange or any NASDAQ stock market and there is no current underwriting arrangement in connection with this offering. There is no trading symbol for the common stock.


     Single Source Financial Services Corporation will not receive any proceeds from shares sold by the selling shareholders and shall bear all the expenses incurred in connection with registering this offering of common stock. There is no public market for our common stock and no assurance that a market will develop.


     THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 7 AND "DILUTION" BEGINNING ON PAGE 11.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This prospectus will not be used before the effective date of the registration statement. We are not a reporting company.

                                 Commissions
               Offering          and Discounts          Net Proceeds
               --------          -------------          ------------

Per Share         $2.00          $0                     $2.00
Total        $2,250,000          $0                     $2,250,000


     The selling shareholders and any broker-dealers participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.


                 The date of this prospectus is           , 2001

                                TABLE OF CONTENTS
                                                                                      Page
                                                                                      ----
Item  3.   Summary  Information  and  Risk  Factors . . . . . . . . . . . . . . . . . . .4

Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

1.     Because We Have Limited Operating History, It Will Be Difficult To Gauge
       Our  Future  Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
2.     We  Have  No  Operating  Profit  To  Date.  If  We  Fail  to  Achieve
       Profitability,  We  May  Have  To  Curtail  Our  Operations . . . . . . . . . . . 7
3.     Since  We  Are  Thinly  Capitalized  And  Require Operating Capital, Our
       Inability To Raise Capital May Affect Our Ability To Continue Our Operations . . .7
4.     Because The Company May Be Subject To The "Penny Stock" Rules, The Level
       Of  Trading  Activity  In  Our  Stock  May  Be  Reduced . . . . . . . . . . . . . 7
5.     Since  We  Rely Heavily On Our Key Employees, The Loss Of Their Services
       Could  Make  It  Impossible  To  Continue  The  Operations Of The Business . . . .8
6.     Because Management's Determination of The Offering Price Was Arbitrarily
       Determined,  It  Bears  No  Relationship  To  Actual  Valuation . . . . . . . . . 8
7.     Our Failure To Manage Growth Effectively Could Impair Our Business . . . . . . . .8
8.     Since There Is No Current Public Market For Our Securities, There Can Be
       No  Assurance  That  An  Investor  Can  Liquidate  His/Her  Investment . . . . . .9
9.     Because  Certain Directors and Officers Constitute A Control Group, They
       Could Direct The Company In Ways Which Investors May Not Perceive To Be In Their
       Best  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
10.    Because  of  the Rapid Changes in Our Business, There Are No Guarantees
       That  Our  Products  Will  Not  Become  Obsolete  or  Regulated . . . . . . . . . 9
11.    Should  A Public Market Develop For Our Stock, It May Not Be Maintained
       And  It  May  Be Subject To Significant Volatility, Which Could Result In
       Litigation  Against  Us . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
12.    Because  We  Have  No  Liability  or Other Insurance, We Are Subject To
       Liability  For  Any  Potential  Losses . . . . . . . . . . . . . . . . . . . . . 10
13.    Management's  Limited  Experience  Could  Make  It  Difficult For Us To
       Compete  With  Companies  Run  By  More  Experienced  Management . . . . . . . . 10
14.    Because  We  Utilize  A  Sales  Force  of  Independent Contractors, The
       Inability To Find And Properly Manage A Sales Force Nationwide May Effect Our
       Growth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
15.    Any  Inability  To  Raise  Sufficient Capital May Make It Impossible To
       Compete  With  Better  Capitalized  Competitors . . . . . . . . . . . . . . . . .11


                                        2

Item  4.   Use  of  Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Item  5.   Determination  of  Offering  Price . . . . . . . . . . . . . . . . . . . . . 11
Item  6.   Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Item  7.   Selling  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Item  8.   Plan  of  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Item  9.   Legal  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Item 10.   Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Item 11.   Security Ownership of Certain Beneficial Owners and Management . . . . . . . 17
Item 12.   Description  of  Securities . . . . . . . . . . . . . . . . . . . . . . . . .19
Item 13.   Interest  of  Named  Experts  and  Counsel . . . . . . . . . . . . . . . . . 20
Item 14.   Disclosure of Commission Position on Indemnification for Securities Act
                 Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
Item 15.   Organization  Within  Last  Five  Years . . . . . . . . . . . . . . . . . . .21
Item 16.   Description  of  Business . . . . . . . . . . . . . . . . . . . . . . . . . .22
Item 17.   Management's  Discussion  and  Analysis  of  Financial  Condition
                 and  Results  of  Operations. . . . . . . . . . . . . . . . . . . . . .25
Item 18.   Description  of  Property. . . . . . . . . . . . . . . . . . . . . . . . . . 28
Item 19.   Certain  Relationships  and  Related  Transactions . . . . . . . . . . . . . 28
Item 20.   Market  for  Common  Equity  and  Related Stockholder Matters . . . . . . . .29
Item 21.   Executive Compensation - Remuneration of Directors and Officers . . . . . . .29
Item 22.   Financial  Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
Item 23.   Changes in and Disagreements with Accountants on Accounting and  Financial  Disclosure . . . . . . . . . . . . . . . . . . . . . . 30

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
ADDITIONAL  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

PART II - INFORMATION  NOT  REQUIRED  IN  PROSPECTUS . . . . . . . . . . . . . . . . . .33

Item 24.   Indemnification  of  Directors  and  Officers . . . . . . . . . . . . . . . .33
Item 25.   Other  Expenses  of  Issuance  and  Distribution . . . . . . . . . . . . . . 34
Item 26.   Recent  Sales  of  Unregistered  Securities . . . . . . . . . . . . . . . . .34
Item 27.   Exhibit  Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Item 28.   Undertakings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

SIGNATURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .36
POWER  OF  ATTORNEY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

Item  3.  Summary  Information  and  Risk  Factors.

     This summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, which contains more detailed information with respect to each of the matters summarized in this prospectus as well as other matters not covered in the summary. All prospective investors should carefully review the entire contents of the prospectus and the exhibits attached hereto, individually and with their own tax, legal and business advisors. This summary discusses all material factors necessary to make an informed investment decision.

     All share and per share information reflects a one share for every six share reverse stock split effective as of October 18, 2000.

The  Company:         Single Source Financial Services Corporation is a New York
                      corporation formed on September 19, 1994. Our principal business address is 10780 Santa Monica Boulevard, Suite
                      240, Los Angeles, California 90025. The telephone number is (888)262-1600.


Business  of  the     We  intend  to  acquire several companies in the financial
Company:              services area.  On November  7, 2000,  we  acquired Single
                      Source Electronic Transactions, Inc., a Nevada corporation. Single Source Electronic Transactions, Inc.
                      is our only acquisition to date and constitutes our only operating business. However, for accounting purposes, our acquisition of Single Source Electronic Transactions is viewed as a reverse acquisition of us by Single Source
                      Electronic  Transactions.

                      Single Source Electronic Transactions, Inc. sells and Leases to merchants various types of equipment used to record and to facilitate electronic financial transactions, including credit and debit card purchases.

                      However, where the merchant elects to lease the equipment, Single Source Electronic Transactions, Inc. sells the lease to an outside equipment leasing company. We offer a wide range of electronic transaction equipment, including credit card processing equipment, debit card processing equipment, automated teller machines ("ATM") and smart cards. Additionally, we provide products which service the construction and maintenance of internet web sites, as well as electronic credit capabilities, and electronic check verification equipment. We attempt to offer access to the electronic processing of these transactions to our customers at the lowest available rate. For these reasons, we believe that our operation of Single Source Electronic Transactions, Inc. will become profitable over the next few months. However, there is no guarantee that we will become profitable over the next few months.

State of Organization Our company was incorporated under the name Ream Printing of the Company: Paper Corp., pursuant to the laws of the State of New
                      York, on September 19, 1994. In November, 2000, we changed its name to Single Source Financial Services
                      Corporation.

Common  Stock         Prior to the offering, there are 11,845,689 shares of  the
Outstanding Prior to  common stock outstanding.  10,012,500  shares were used to
Offering:             acquire  Single Source Electronic Transactions,  Inc These
                      10,012,500   shares   are   currently   restricted.   The
                      remaining  1,833,189 shares  resulted from a 1994 exchange offer  effected  under  Rule  504 and a subsequent six for
                      one  stock   split.   These   1,833,189   shares  have  no
                      restrictions  on  transfer  or  resale.

Securities  Offered   In  the  instant  offering,  the  selling shareholders are
Herein:               offering 1,125,000 shares of  common  stock  at  $2.00 per share. These 1,125,000 shares are a portion of those received by the selling shareholders from their sale of Single Source Electronic Transactions, Inc. to Single
                      Source Financial Services Corporation.

Sales  by  Selling    1,125,000  shares of the common stock have been registered
Shareholders:         pursuant to  the  registration  statement  of  which  this
                      Prospectus  forms  a part  for   sale   by   the   selling
                      shareholders.  The  selling   shareholders  may  sell  the
                      common stock that is a part of this registration at prevailing prices or in transactions at negotiated prices or by gift or a combination of all three.

No Proceeds to the    We  will  not receive any of the proceeds from the sale of
Company for the Sale  the  shares  of  common   stock  offered  by  the  selling
of  the  Stock:       shareholders.

Common  Stock
Outstanding After
Offering:             After  the  offering  is complete, we will have 11,845,689 shares of common stock which are issued  and  outstanding.
                      2,958,189 shares of the issued and outstanding stock shall be unrestricted with respect to transfer and resale. In effect, this stock will be "free-trading".

Risk Factors:         Investment  in  the common stock involves a high degree of
                      Risk  and  immediate  substantial  dilution.  See  "Risks
                      Factors" and "Dilution". Among the significant risk factors are (1) our lack of funds and our corresponding need to raise additional funds to carry out our plan of operations. In 2000, we lost approximately $416,000 in operations and we must raise a sufficient amount of funds to cover any 2001 losses to continue operations on a going-forward basis; (2) our limited, operating history of slightly more than one year is not long enough to permit meaningful evaluation of our business operations,
                      (3) our lack of revenue and our large accumulated deficit of $417,180; and (4) the existence of a control block
                      (approximately 95%) which has the ability to cause us to act in a fashion with which other minority shareholders may disagree.

                                  RISK  FACTORS

     In addition to the other information provided in this prospectus, the following risk factors should be considered carefully in evaluating our company and its business before purchasing any of the common stock. A purchase of the common stock is speculative in nature and involves numerous risks. No purchase of the common stock should be made by any person who cannot afford to lose the entire amount of this investment.

     1.     Because  We  Have Limited Operating History, It Will Be Difficult To
            --------------------------------------------------------------------
Gauge  Our  Future  Performance.  We have a limited operating history.  Although
-------------------------------
the company was formed in 1994, it has not operated any business during the past five years and its operation of Single Source Electronic Transactions, Inc. did not commence until November 7, 2000. This makes it difficult to evaluate our future performance and prospects. Additionally, there is no history from which a prospective investor could determine management's ability to properly operate the business. Our prospects must be considered in light of the risks, unforeseen problems, expenses, delays, and difficulties frequently encountered in establishing a new business.

     2.     We  Have  No  Operating  Profit  To  Date.  If  We  Fail  to Achieve
            --------------------------------------------------------------------
Profitability,  We  May  Have To Curtail Our Operations. To date, neither Single
-------------------------------------------------------
Source Electronic Transactions, Inc. nor we have ever generated a profit in our business operation. Although management believes that because of our acquisition of Single Source Electronic Transactions, Inc., which has provided the company with a wide range of electronic transaction equipment which it can offer at low rates, we will become profitable within the next 90 days, however, there can be no assurance that we will do so, or that we will ever make a profit for that matter. Our inability to obtain adequate capital would limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business.

     3.     Since  We  Are Thinly Capitalized And Require Operating Capital, Our
            --------------------------------------------------------------------
Inability  To  Raise  Capital May Affect Our Ability To Continue Our Operations.
-------------------------------------------------------------------------------
Our plans for expansion require us to obtain significant operating capital over the next few years. We intend to acquire other companies similar to Single Source Electronic Transactions, Inc. and to acquire compatible financial services companies when, and if, these companies become available. As can be seen from the attached financials, both Single Source Electronic Transactions, Inc. and us have limited capital available to fund these anticipated transactions. Therefore, we will be dependent upon raising funds to accomplish these goals. In the event that we are able to increase Single Source Electronic Transactions, Inc.'s revenue as we anticipate we can, we will probably require additional funds to satisfy our capital needs over the next year. However, there can be no assurance that we will be able to raise the necessary funds or that we will be able to do so on terms acceptable to us. Likewise, many of our competitors are better financed and are in a better position to take advantage of acquisition opportunities than we are. Nonetheless, we believe that adequate financing may be available from our current major shareholders.

     4.     Because  The  Company May Be Subject To The "Penny Stock" Rules, The
            --------------------------------------------------------------------
Level  Of  Trading  Activity  In  Our  Stock May Be Reduced.  The Securities and
-----------------------------------------------------------
Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in these securities are provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     Penny stock disclosure requirements may have the effect of reducing the trading activity in the secondary market for any of our stock that becomes subject to the penny stock rules, which may result in our investor having more difficulty selling their shares.

     5.     Since  We  Rely  Heavily  On  Our  Key  Employees, The Loss Of Their
            --------------------------------------------------------------------
Services  Could  Make  It Impossible To Continue The Operations Of The Business.
-------------------------------------------------------------------------------
Our future success will depend in part on the services of our key personnel and, additionally, on our ability to identify, hire and retain additional qualified personnel. There is significant competition for qualified personnel in the areas of our activities, and there can be no assurance that we will be able to continue to attract and retain the personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy our staffing requirements. Failure to attract and retain key personnel could have a material adverse effect on our company. We do not maintain key person life insurance on any of our key personnel.

     6.     Because  Management's  Determination  of  The  Offering  Price  Was
            -------------------------------------------------------------------
Arbitrarily  Determined,  It  Bears  No  Relationship  To  Actual  Valuation.
----------------------------------------------------------------------------
Management has arbitrarily determined the offering price of the common stock. Among the factors considered in determining the price of the common stock were management's opinion of the prospects of the company, the background of the company and the results of its short operating history and current conditions affecting the business and operations. However, the offering price does not bear any relationship to our assets, earnings, book value, cash flow, or other generally accepted criteria of valuation.

     7.     Our  Failure To Manage Growth Effectively Could Impair Our Business.
            -------------------------------------------------------------------
With every newly organized corporation, it is important that we manage our plans for growth. To date, we have required, and are expected to continue to require, the full utilization of our management, financial, and other resources, since we have not had adequate working capital. Our ability to expand our business effectively will depend on our ability to improve and expand our operations, including our financial and management information systems, and to recruit, train and manage executive staff and other employees. There can be no assurance that we will be able to manage our growth effectively, and the failure to effectively manage our growth may have a materially adverse effect on our results of operations. Furthermore, there can be no assurance that we will experience any growth.

     8.     Since  There  Is  No Current Public Market For Our Securities, There
            --------------------------------------------------------------------
Can Be No Assurance That An Investor Can Liquidate His/Her Investment.  Prior to
---------------------------------------------------------------------
this offering, there has been no public market for the common stock currently being offered. There can be no assurance that any public market will develop, even if this offering were to prove successful, or that if a public market were to develop it will continue to be maintained. Therefore, there can be no assurance that an investor will be able to liquidate his/her investment in our public stock if the investor should desire to do so.

     9.     Because  Certain  Directors and Officers Constitute A Control Group,
            --------------------------------------------------------------------
They  Could Direct The Company In Ways Which Investors May Not Perceive To Be In
--------------------------------------------------------------------------------
Their  Best  Interest.  Our  directors, officers and principal (greater than 5%)
---------------------
shareholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, a majority of our outstanding common stock. Certain principal shareholders are directors or executive officers of the company and certain other company principals are related by blood to each other. As a result of this ownership, these shareholders may be able to exert significant influence, or even control, over matters requiring approval by the shareholders of Single Source Financial Services Corporation, including the election of directors. The shareholders of Single Source Financial Services Corporation may not perceive the foregoing to be in their best interest.

     10.     Because  of  the  Rapid  Changes  in  Our  Business,  There  Are No
             -------------------------------------------------------------------
Guarantees  That  Our  Products  Will  Not Become Obsolete or Regulated.  At the
-----------------------------------------------------------------------
current time, there is substantial development in the manner in which consumers pay merchants for goods and services. In addition to credit cards, consumers use, inter alia, smart cards, debit cards, ATM machines, signature verification processes, and the internet. Our current business operations are based upon these changes in payment methodology. For this reason, we offer through purchase and lease a wide variety of equipment which a merchant can use to obtain virtually instantaneous electronic payment for products and services sold to a consumer. However, the industry is rapidly changing and developing and we must keep abreast of any developments and changes as they occur if we are to remain competitive. Furthermore, the rapid development of the industry may cause certain products or services to become obsolete. There can be no assurance as to which services, if any, may become obsolete and what effect obsolescence will have on us. Also, as the amount of national debt increases or decreases, federal and state governments may regulate this industry through the passage of new laws. Currently, only the banking aspects of this industry are regulated. There is no way to predict the effect that additional regulation would have upon the manner in which we do business.

     11.     Should  A  Public  Market  Develop  For  Our  Stock,  It May Not Be
             -------------------------------------------------------------------
Maintained  And  It May Be Subject To Significant Volatility, Which Could Result
--------------------------------------------------------------------------------
In  Litigation  Against  Us.  There is currently no public market for our common
---------------------------
stock. Should there develop a market for our common stock there is no assurance that any regular trading market will be sustained. The trading prices of our common stock could be subject to wide fluctuations in response to:

     (i)     The  company's  financial  results;
     (ii)    The  company's  introduction  of  new  services ;
     (iii)   Competitive  companies  and  products;  and
     (iv)    General  economic  conditions.

     In addition, in recent years, the stock market as a whole has experienced a high level of price and volume volatility. During this period, market prices for many companies, particularly small and emerging growth companies, have experienced wide price fluctuations not necessarily related to the operating performance of these companies. The market price for our common stock may be affected by general stock market volatility. If a market does not develop for our common stock, new investors and the selling shareholders may be required to retain their stock position in the company for an indefinite period of time.

     Additionally, in the past, following periods of volatility in the market price of many company's securities, securities class action litigation has occurred against the issuing company. There can be no assurance that litigation will not occur in the future with respect to our company. Any litigation could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business, prospects, financial condition and results of operation.

     12.     Because  We Have No Liability or Other Insurance, We Are Subject To
             -------------------------------------------------------------------
Liability  For  Any  Potential  Losses.  Our business may expose us to potential
--------------------------------------
liability risks that are inherent in the marketing of products. However, we do not currently have any liability insurance. Since products liability insurance is expensive, there can be no assurance that we will be able to obtain or maintain any insurance on acceptable terms or, if obtained, that any liability insurance will provide adequate coverage against potential liabilities, including products liability claims. Although we are attempting to become additional insureds on the policies of the manufacturers from whom we purchase equipment, there can be no assurance that we will be able to do so. In addition, we intend to obtain general liability insurance to cover the day to day risks of operating a business. Notwithstanding the foregoing, we intend to attempt to avoid activities which contain unacceptable liability exposure.

     Nonetheless, management believes that the inability to obtain appropriate insurance could have a material adverse effect upon the business in operations and growth. Specifically, if we are unable to obtain adequate insurance, both general liability insurance, or products liability insurance, it may not be prudent to expand our product base or operations by hiring additional employees or opening additional offices. Any failure to expand our growth, or any impediment in our ability to invest in additional products or the marketing of its products would inevitably affect our revenues and profits.

     13.     Management's  Limited  Experience Could Make It Difficult For Us To
             -------------------------------------------------------------------
Compete  With  Companies  Run  By  More  Experienced Management.  Except for Mr.
---------------------------------------------------------------
Graham and Mr. Gifis, our current management has only limited experience in the electronic reporting and processing of financial transactions. (See "Management"). This could prove to be detrimental to our growth and success.
Since success or failure of our company depends to a large extent upon management, their lack of experience or the loss of Mr. Graham and/or Mr. Gifis, could substantially impair our ability to sell our products and services, or impair our ability to manage the day to day operations of the business.

     14.     Because  We  Utilize  A Sales Force of Independent Contractors, The
             -------------------------------------------------------------------
Inability  To  Find  And Properly Manage A Sales Force Nationwide May Effect Our
--------------------------------------------------------------------------------
Growth. We operate from offices located in California and in other States using independent contractors for our sales force. There can be no assurance that we will be able to find sufficient numbers of independent contractors to keep the various offices operating or that we will be able to manage these independent contractors sufficiently to keep the offices operating at maximum efficiency and profitability. Therefore, our ability to successfully hire and manage our sales force in the various states may affect our ability to expand, affecting our financial success and growth. This is especially true as the number of offices in the various States increases.

     15.     Any Inability To Raise Sufficient Capital May Make It Impossible To
             -------------------------------------------------------------------
Compete  With  Better  Capitalized Competitors.  We will be competing with other
----------------------------------------------
organizations which offer similar products many of which are better financed and have been in the business longer than we have. This competition in conjunction with any inability to raise capital could make it impossible to compete with them in the market and therefore carry out our plan of operations.


     SPECIAL  NOTE  OF  CAUTION  REGARDING  FORWARD-LOOKING  STATEMENTS

     This prospectus contains certain forward looking statements and information relating to our company that are based on the beliefs of management as well as assumptions made by, and information currently available to, management. When used in this prospectus, the words "anticipate", "believe", "estimate", "expect", "will", "could", "may", and similar expressions are intended to identify forward looking statements but the absence of any word does not mean that the statement is not forward looking. These statements reflect the current views of management with respect to future events and are subject to certain risks, uncertainties, and assumptions, including those described under "Risks Factors" and elsewhere in this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. In addition to the other information in this prospectus, the above factors should be carefully considered in evaluating our company and its business and before purchasing the securities offered hereby.


Item  4.  Use  of  Proceeds.

     We will receive no proceeds from the sale of the common stock by the selling shareholders.

Item  5.  Determination  of  Offering  Price.

     Management has considered the following factors to determine the offering price of our common stock being offered through this registration. Our common stock is not yet quoted on the OTC Bulletin Board or any other national securities exchange or automated quotation system and therefore does not currently have an average bid or ask price. The offering price of the common stock was determined by our management based upon their own evaluation of operations and potential. However, this value has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and we have not generated any significant earnings to date, the offering price of the common stock is not based on past earnings. Nor is the offering price of the common stock indicative of the current market value of our assets.

Item  6.  Dilution.

     As of December 31, 2000, we had 11,890,689 shares of common stock issued and outstanding with a net tangible book value of ($417,180) or a net tangible book value of ($0.04) per share.

     We are registering 1,125,000 shares of the common stock paid to acquire Single Source Electronic Transactions, Inc. at $2.00 per share.

     As of December 31, 2000, we had obtained all the assets of Single Source Electronic Transactions, Inc., there would be a total of 11,845,689 shares of common stock issued and outstanding with a net tangible book value of ($417,180) or a net tangible book value of ($0.04) per share. Assuming that all 1,125,000 shares registered in this offering were sold, the purchasing shareholders would own 9.49% of our issued and outstanding shares. The dilution to the purchasing stockholders would be $2.04 per share or (1.02%) per share based on a purchase price of $2.00 per share.

     Net tangible book value per share is obtained by subtracting from the total tangible assets the total liabilities and then dividing the sum by the total number of outstanding shares. Dilution is the difference between the public offering price per share and the net tangible book value per share immediately after the offering.

     The  following  Chart  sets  forth  dilution.


Public  Offering  price  per  share                                       $2.00

Net  tangible  book  value  per  share
   as  of  December 31,  2000                                            ($.042)

Pro  forma  net  tangible  book  value
   per  share  after  Offering                                           ($.042)

Dilution  per  share  to  stock  purchasers                              $2.042

Gain  per  share  to  original  shareholders                             $2.042

Item  7.  Selling  Shareholders.


     The following table sets forth the number of shares of common stock which may be offered for sale from time to time by the selling shareholders upon the effectiveness of this prospectus. To the extent that we are aware that the selling shareholders own any restricted common stock or any additional unrestricted common stock, it is also set forth below. None of the selling shareholders have held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling shareholders had or have any material relationship with us.

                                                                                                       Percentage
                                                    Percentage of                                      of common
                                                     common stock                                    stock held by
                      Number of                    held by selling                                       share-
                   shares sought to                 share-holders                                     olders after
                   be registered in   Additional   before offering     Positions     Positions Held     offering
Name                this offering    shares held                      Held - SSFS        - SSET        completed
-----------------  ----------------  ------------  ----------------  --------------  --------------  --------------
Baki Arbria                  20,487     479,513 -             4.20%  N/A             N/A                      4.00%
                                     restricted
-----------------  ----------------  ------------  ----------------  --------------  --------------  --------------
Brandon Becker              663,539   2,271,875 -            22.90%  Vice            Director                21.20%
                                     restricted                      President and
                                        236,342 -                    Director
                                     unrestricted
-----------------  ----------------  ------------  ----------------  --------------  --------------  --------------
Lorraine Dorsey             250,000  N/A                      2.10%  N/A             N/A                      0.00%


                                       12

-----------------  ----------------  ------------  ----------------  --------------  --------------  --------------
Arlene Rosenblatt            20,487   1,296,875 -            12.10%  Director        Director                11.90%
                                     restricted
                                        118,171 -
                                     unrestricted
-----------------  ----------------  ------------  ----------------  --------------  --------------  --------------
Michael Sock                 20,487     361,342 -             4.20%  N/A             N/A                      4.00%
                                     restricted
                                        118,171 -
                                     unrestricted
-----------------  ----------------  ------------  ----------------  --------------  --------------  --------------
Harry L. Wilson              25,000     225,000 -             2.10%  Secretary,      Director                 1.90%
                                     restricted                      Treasurer and
                                                                     Director
-----------------  ----------------  ------------  ----------------  --------------  --------------  --------------

Item  8.  Plan  of  Distribution.

     The shares covered by this prospectus may be distributed from time to time by the selling shareholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of securities.

     The selling shareholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:


     * through the "pink sheets", on the over-the-counter Bulletin Board, or on any exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include
           special   offerings,   exchange   distributions   and/or   secondary
           distributions, pursuant to and in accordance with the rules of any exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;

     * in transactions other than on these exchanges or in the over-the-counter market, or a combination of these transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling shareholder to its partners or members, subject to rules relating to sales by affiliates; or

     * through the writing of options on our shares, whether or not these options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.

Any of the foregoing transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices.


     In making sales, brokers or dealers used by the selling shareholders may arrange for other brokers or dealers to participate. The selling shareholders and others through whom these securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.

     At the time a particular offer of the securities is made by or on behalf of a selling shareholder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling shareholder, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.


     We have told the selling shareholders that the anti-manipulative rules under the Securities Exchange Act of 1934, including Regulation M, may apply to their sales in the market. We have also told the selling shareholders of the need for delivery of copies of this prospectus in connection with any sale of securities that are registered by this prospectus.

     Sales of securities by us and the selling shareholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.

Item  9.  Legal  Proceedings.

     There are no legal actions pending or threatened against us. Nor do we contemplate the filing of any legal action in the future.

     However,  there  is  a  lawsuit  pending  against  Single Source Electronic
Transactions, Inc. and Michael Veni, the Manager of Single Source Electronic Transactions, Inc.'s Los Angeles office. They are named as defendants in a lawsuit entitled E-Commerce Processing, a California corporation v. Michael
                   -------------------------------------------------------------
Venni  and  Single  Source  Financial  Services  Corporation  Electronics  (sic)
--------------------------------------------------------------------------------
Transactions,  Los  Angeles Superior Court Case No. BC 237039.  The case alleges
------------
that Single Source Electronic Transactions, Inc. wrongfully hired E-Commerce Processing ("ECI") staff from ECI, that Single Source Electronic Transactions, Inc. took ECI trade secret information, leads, and customers, that Single Source Electronic Transactions, Inc. defamed ECI, and that Single Source Electronic Transactions, Inc. committed unfair competition. ECI seeks unspecified compensatory and punitive damages.

     Single Source Electronic Transactions, Inc. denies ECI's allegations and denies that it owes any amount to ECI. Single Source Electronic Transactions, Inc. also contends that ECI interferred with its business by calling its staff in order to threaten and harass them and by defaming Single Source Electronic Transactions, Inc. Single Source Electronic Transactions, Inc. has filed a cross-complaint against ECI for defamation, interference with prospective business advantage, and various other torts.

     This action is presently in the discovery stage and there is currently little ongoing activity in the action.

     Single  Source  Electronic Transactions, Inc. has no other actions pending.

Item  10.  Management.


     Our  directors  and  principal  executive  officers  are  as  follows:

     Name                    Age              Position
     ----                    ---              --------

     Arnold F. Sock          46               President  and  Director

     Brandon Becker          29               Vice President and Director

     Name                    Age              Position
     ----                    ---              --------

     Harry L. Wilson         56               Secretary, Chief Financial
                                              Officer  and  Director

     Pamela Becker           54               Director

     Arlene Rosenblatt       66               Director


     Arnold F. Sock was elected a Director of Single Source Financial Services Corporation in July, 2000 and President in September, 2000. Since 1994 Mr. Sock has been a Consultant to various businesses regarding business, management, operations, accounting, financial and legal matters. He has also been an officer and/or director of various businesses.


     Mr. Sock currently serves in the following capacities with the following companies: Chairman of the Board and Secretary of Tax Debt Negotiators, Inc.
(TDN) (a tax debt resolution firm) since December, 1998; President of Taxpayer Service Network, Inc. (TSN) (an EAP provider offering tax and credit debt resolutions) since October, 1999; and Director and Secretary of TDN Marketing Corporation (markets TDN and TSN products and services) since April, 2000.


     Prior to becoming President of Single Source Financial Services Corporation, Mr. Sock was a Director and President of Internet Business's International, Inc., a publicly traded company (OTC:BB: IBUI) from November, 1998 through August, 1999. Prior to that Mr. Sock was Director of Operations for Commercial Ventures, Inc., a real estate investment company from September, 1997 to September, 1998. For the four years prior to that Mr. Sock provided business consulting services to a wide variety of businesses.

     Mr. Sock teaches real estate law for the Construction management Certificate program at California State University at Dominquez Hills as an Adjunct Professor. Mr. Sock has an Associate in Science degree in Business Administration and a Bachelor of Science degree in Accounting from Roger Williams University, a Juris Doctorate degree from the University of West Los Angeles and a Master of Laws in Taxation from Golden Gate University Law School. Mr. Sock is a member of the California State Bar.

     Brandon Becker was elected Vice President and a Director of Single Source Financial Services Corporation in September, 2000. Since 1998, Mr. Becker has been President of Los Angeles Commercial Investments, Inc., a business broker. Mr. Becker is also a Director of Tax Debt Negotiators, Inc., a corporation which provides assistance to persons with state and federal tax debt problems. From 1995 to 1998, Mr. Becker was the Manager of Venture Capital Investment Group, Inc., which assists businesses in resolving their debt problems. From 1991 to 1994, Mr. Becker was Executive Vice President for Concord Business Investments, a business broker. Mr. Becker attended Santa Monica City College. Brandon Becker is the son of Pamela Becker.

     Harry L. Wilson was elected a Director of Single Source Financial Services Corporation in July, 2000 and Secretary and Chief Financial Officer in September, 2000. Since 1998, Mr. Wilson has been President and a Director of Tax Debt Negotiators, Inc., a corporation which provides assistance to persons with state and federal tax debt payment problems. From 1997 to 1998, Mr. Wilson was Secretary/Treasurer of IRS Solutions, which provides assistance to persons with state and federal tax debt problems. From 1994 to 1997, Mr. Wilson was Director of Central Processing for Kaye Kotts, which negotiates the resolution of IRS collection matters. Mr. Wilson holds a Bachelor of Arts degree from the University of California at Santa Barbara and an MBA from Pepperdine University.

     Pamela Becker was elected a Director of Single Source Financial Services Corporation in July, 2000. Since 1991, Mrs. Becker has been the Escrow Officer/Manager of Vera's Escrow and its predecessor First City Escrow. Prior to 1991, Mrs. Becker owned and operated various businesses including a Burger King franchise and several hotels. Mrs. Becker attended the University of California at Berkeley and Boston University. Mrs. Becker is the mother of Brandon Becker.

     Arlene Rosenblatt was elected a Director of Single Source Financial Services Corporation in July, 2000. For the past four years, Mrs. Rosenblatt has acted as a Consultant to small businesses regarding computer-related problems. Prior to commencing her consulting practice, Mrs. Rosenblatt served for 31 years as a high school teacher in California with certification in business organizations, computers and math. Mrs. Rosenblatt is active with and has served as President of various community organizations which have an emphasis in business management and cost control. Mrs. Rosenblatt has a Bachelor of Science degree from the University of California at Los Angeles.

     With respect to Single Source Electronic Transactions, Inc., its principal executive officers are Messrs. William Graham and Arnold Sock. Mr. Graham is the president and Mr. Sock is the secretary/treasurer.

     William Graham, 58, was the President of Single Source Electronic Transactions, Inc. from its formation in 1998 until it was acquired by Single Source Financial Services Corporation. Mr. Graham currently holds the same position in Single Source Electronic Transactions, Inc. From 1995 until Single Source Electronic Transactions, Inc. began operating in January, 2000, Mr. Graham was an independent sales officer for 1st National Processing and 1st National Bankcard of Simi Valley, California, one of the largest independent processors for credit card transactions in the United States. Previous to that, Mr. Graham was Vice President and National Trainer for T.V. Fanfare, an advertising firm, for which Mr. Graham worked off and on for 22 years. Mr. Graham has been involved in direct sales for his entire career.

     Arnold F. Sock, 46, is the Secretary and Treasurer of Single Source Electronic Transactions, Inc. For Mr. Sock's background, please turn to page 15 where the information appears.

     The directors of Single Source Electronic Transactions, Inc. are Mr. Arnold
F. Sock, Mr. Brandon Becker, Ms. Pamela Becker, Mr. Harry Wilson and Ms. Arlene Rosenblatt. For their background, please turn to pages 15 and 16 where the information appears.

Item  11.  Security  Ownership  of  Certain  Beneficial  Owners  and Management.

     The following tables set forth certain information regarding the beneficial ownership of Single Source Financial Services Corporation's common stock as of November 7, 2000, by each person or entity known by Single Source Financial
Services Corporation to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of Single Source Financial Services Corporation's directors and named executive officers, and all directors and executive officers of Single Source Financial Services Corporation as a group. On November 7, 2000, there were 11,845,689 shares of common stock issued and outstanding.

     (a)     Securities  Ownership  of  Certain  Beneficial  Owners.
             ------------------------------------------------------

     As of November 7, 2000, the following shareholders held more than 5% of the issued and outstanding common stock of Single Source Financial Services
Corporation:


                  Name and Address of    Amount and Nature of          Percent of
Title of Case      Beneficial Owner      Beneficial Ownership                  --
-------------  ------------------------  --------------------
Class
---------
Common         Brandon Becker            3,171,756 shares                     22.90%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Kendra Becker             918,171 shares                        6.63%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Pamela Becker             935,533 shares                        6.75%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Arlene Rosenblatt         1,435,533 shares                     10.36%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Julie Rosenblatt          918,171 shares                        6.63%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025


                                       17

Common         Arnold F. Sock            1,421,875 shares                     10.26%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025



     (b)     Securities  Ownership  by  Management.
             -------------------------------------

     As of November 7, 2000, the following table shows the amount of common stock beneficially held by our management:


                 Name and Address of     Amount and Nature of       Percent of
Title of Case      Beneficial Owner      Beneficial Ownership               --
-------------  ------------------------  --------------------
Class
---------
Common         Brandon Becker            3,171,756 shares           22.90%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Pamela Becker             935,533 shares              6.75%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Arlene Rosenblatt         1,435,533 shares           10.36%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Arnold F. Sock            1,421,875 shares           10.26%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Harry L. Wilson           250,000 shares              1.80%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Officers and Directors    7,214,697 shares           52.10%
               Taken as a Whole          direct ownership


     Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

     (c)     Changes  in  Control.
             --------------------

     Management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Section 228.403(c) of Regulation S-B.

Item  12.  Description  of  Securities.

     We are authorized to issue 100,000,000 shares of common stock, $.001 par value, with each share of common stock having equal rights, including voting privileges. The holders of our common stock are entitled to one vote for each share of record and each fractional share shall be entitled to a corresponding fractional vote, on all matters to be voted on by shareholders. There is no cumulative voting.

     The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for distribution to shareholders. However, the determination as to whether cash dividends should issue is at the sole discretion of our Board of Directors. In the event of liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having preference in relation to our common stock.

     Holders of the shares of our common stock have no preemptive rights. All of the outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable.

     Dividend Policy. Any payment of dividends will be at the sole and absolute discretion of our Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any dividends may be paid in cash, property or shares of our common stock. We have not paid any dividends since our formation, and it is not probable that any dividends on our common stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of our Board of Directors, and will depend upon, among other things, the operating and financial condition of our company, our capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

                     COMMON STOCK ELIGIBLE FOR FUTURE SALE.

     If our shareholders sell substantial amounts of the common stock in the public market following this offering, the prevailing market price of the common stock could decline, as well as our ability to raise equity capital in the future. Upon the closing of this offering and assuming all shares of common stock available for sale herein are sold, we will have outstanding an aggregate of 11,845,689 shares of common stock (including the common stock being offered herein). All of the common stock sold in this offering will be freely tradeable without restriction and other shares of our common stock will be eligible for sale in the public market as follows:

Number of  Shares  Nature of Shares                                 When Available For Sale
-----------------  ----------------------------------------------  --------------------------
1,833,189          On October 1994, Ream Paper Printing            Stock is currently freely
                   Corp. (now Single Source Financial              tradeable without
                   Services Corporation) in exchange for           restriction on transfer or
                   receiving certain assets from Active            resale.
                   Science Systems, Inc. issued 10,999,133
                   shares of our common stock directly to our
                   shareholders as part of a 504 offering under
                   Regulation "D".

                   On September 19, 1994, Ream Paper Corporation
                   (now Single Source Financial Services
                   Corporation) was incorporated in New York.
                   In October, 1994, in exchange for receiving certain assets from Active Science Systems, Inc., Ream issued 10,990,113 shares of its common stock to the shareholders of Active
                   Science Systems, Inc., on a pro rata basis.
                   The exchange was accomplished under Rule 504 of Regulation D which permitted the issuance the 10,990,113 shares without restriction on transfer or resale. Furthermore, the Ream
                   Paper stock was spun off to all shareholders of Active Science Systems, Inc. on a pro rata basis.

                   Pursuant to a reverse stock split in 2000, the remaining 1,833,189 shares of common stock from the spin-off are free trading.


8,887,500          Shares acquired on purchase of Single           Restriction on Shares may
                   Single Source Electronic Transactions,          be removed in
                   Inc. and not registered in this offering.       accordance with the
                                                                   provisions of Rule 144.

Item  13.  Interest  of  Named  Experts  and  Counsel.

     No "expert", as that term is defined pursuant to Section 228.509(a) of Regulation S-B, or Single Source Financial Services Corporation's "counsel", as that term is defined pursuant to Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in our company, or was a promoter, underwriter, voting trustee, director, officer or employee of our company, at any time prior to the filing of this registration statement.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

     Article VI of our Articles of Incorporation and Article IV of our Bylaws include provisions eliminating the personal liability of our directors and officers to us and to our shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the Articles of Incorporation provide that our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless any act or omission involves intentional misconduct, bad faith, a knowing violation of law or a personal financial gain or other advantage. The Bylaws provide that the directors and officers may have no personal liability unless finally adjudicated to be liable for negligence or misconduct in the performance of duty.

     It is the opinion of the Securities and Exchange Commission that corporate officers and directors may not be indemnified for liabilities arising from securities law violations. We have been informed of the position of the Securities and Exchange Commission that any indemnification is against public policy as expressed in the securities act of 1933 and is, therefore, unenforceable.

Item  15.  Organization  Within  Last  Five  Years.

     In October 1994, in exchange for receiving certain assets from Active Science Systems, Inc., we issued 10,990,133 shares of our common stock directly to our shareholders.

     Ream Paper Printing Corp. was spun off. The 10,999,133 shares of common stock was then exchanged on a pro rata basis with the shareholders for their stock in the parent company. The exchange was accomplished under Rule 504 of Regulation D promulgated under the Securities Act of 1933 and a Form D was filed with the Securities and Exchange Commission. Under the then effective law, this stock was issued without any restriction on resale or transfer.

     Pursuant to a reverse stock split in late 2000, the remaining 1,833,189 shares of common stock are free trading.



     On November 7, 2000, we purchased 100% of the issued and outstanding stock of Single Source Electronic Transactions, Inc. for 10,012,500 shares of our restricted common stock. The acquisition was made in order to permit us to acquire the financial electronic transaction business of Single Source Electronic Transactions, Inc. For accounting purposes, this transaction is viewed as a reverse acquisition of us by Single Source Electronic Transactions. After the reverse acquisition, our stock was distributed to the shareholders of Single Source Electronic Transactions, Inc. on a pro rata basis. For a breakdown of the stock, please see the chart contained below:


     Name of Shareholder   Number of Shares of Single Source Financial Services
     -------------------   ----------------------------------------------------
                           Corporation  Common  Stock
                           --------------------------


(a)  Baki  Arbria                           500,000
(b)  Brandon  Becker                      2,935,414
(c)  Kendra  Becker                         800,000
(d)  Martin  Becker                         200,000
(e)  Pamela  Becker                         817,362
(f)  Lorraine  Dorsey                       250,000
(g)  Mara  Gorodezky                        125,000
(h)  Arlene  Rosenblatt                   1,317,362
(i)  Julie  Rosenblatt                      800,000
(j)  Sid  Rosenblatt                        200,000
(k)  Arnold F. Sock, Esq.                 1,303,704
(l)  Leona  Sock                            131,829
(m)  Michael  Sock                          381,829
(n)  Harry  L.  Wilson                      250,000
                                       ------------
                                         10,012,500

     In this regard, it should be noted that Brandon Becker, Kendra Becker, Martin Becker, and Pamela Becker are immediate family members. It should also be noted that Sid Rosenblatt, Julie Rosenblatt and Arlene Rosenblatt are immediate family members. Arnold F. Sock, Michael Sock, and Leona Sock are also immediate family members.


     We have no parent companies and other than Single Source Electronic Transactions, Inc., we have no subsidiaries.


     Additional information about certain relationships and related transactions is provided more completely under the portion of this prospectus entitled "Certain Relationships and Related Transactions" at Item 19 below.

Item  16.  Description  of  Business.

     (a)     Business  Development.
             ---------------------


     We are a New York corporation which was incorporated on September 19, 1994 under the name Ream Printing Paper Corp. On October 18, 2000, the Board of Directors voted to change the name of our corporation to Single Source Financial Services Corporation which name change took place in late 2000.

     We  have never been in bankruptcy, receivership, or any similar proceeding.


     On November 7, 2000, we acquired Single Source Electronic Transactions, Inc., a Nevada corporation for 10,012,500 shares of our common stock. Prior to the acquisition, we had not engaged in any business for a number of years. For accounting purposes, the transaction is viewed as a reverse acquisition of us by Single Source Electronic Transactions.

     Single Source Electronic Transactions, Inc. was formed in January, 1998, and commenced operation in California in January, 2000. Although we have operated at a loss to date, Single Source Electronic Transactions, Inc.'s business has expanded and management believes that Single Source Electronic Transactions, Inc. will become profitable after approximately three months due to the continued expansion of the business in sales volume and geographic coverage. However, there is no assurance that such profitability can be achieved.


     The purchase of Single Source Electronic Transactions, Inc. was our initial acquisition and we believe it to be a material acquisition. Single Source Electronic Transactions, Inc. is an independent sales organization which sells and leases electronic transaction equipment to merchants. These merchants have no direct relationships with any processors, which are in the business of processing credit card transactions for the merchants. Based upon our acquisition of Single Source Electronic Transactions, Inc., we, through Single Source Electronic Transactions, Inc., sell and lease all types of financial electronic transaction equipment to merchants and offer the merchants access to electronic processing of these transactions. In the event that the merchant elects to acquire the equipment through a lease transaction, Single Source

Electronic Transactions, Inc. sells the lease to an equipment leasing company at a discounted rate. The leases are generally four year leases which require the merchant to make a down payment and make monthly payments to the leasing company. At the end of the term, the merchant has the option to (a) return the equipment; (b) buy the equipment for 10% of the lease cost; or (c) continue to lease the equipment. Most merchants either purchase the equipment outright or return it at the end of the lease term. Although Single Source Electronic
Transactions, Inc. has been operating since January, 2000, we have only been involved in the operation of the Single Source Electronic Transactions, Inc. for a relatively short period of time. During that period, we have attempted to improve profitability by (a) cutting back on overhead; (b) avoiding lease transactions to non-creditworthy merchants since the transactions cannot be completed; (c) locate the various compatible products for sale to the merchants; and (d) increase salesperson productivity. Salesperson productivity is being improved by cutting back on salesperson's draws and by terminating non-productive salesmen. We have also attempted to increase Single Source Electronic Transactions, Inc.'s sales products by adding offices and by acquiring other independent sales offices throughout the United States. Generally, the cost of the acquisition is minimal given many independent sales offices wish to work for larger organizations with better sales backup, sales volume, and benefits.

     Based upon the Single Source Electronic Transactions, Inc. acquisition, we have rented several offices located in Los Angeles, California, Mission Hills, California, Irvine, California, San Diego, California, Houston, Texas, Providence, Rhode Island, and Denver, Colorado. We have also acquired an independent contractor who is selling for us in Virginia. Thus, as a result of the acquisition, we currently have approximately twenty-five (25) employees who are managers and administrative personnel responsible for the individual offices and our company as a whole and approximately seventy (70) independent contractors who are responsible for selling our products directly to individual merchants. The independent contractors are commissioned while our employees are salaried. As of this time, we are considering closing the Mission Hills.

     We continue to operate as an independent sales organization in that we do not have a formal relationship with any specific processor. Single Source Electronic Transactions, Inc. is the first and only business which we have operated during the past three years.

     (b)     Business  of  Issuer.
             --------------------

     At the current time, our exclusive business is the sale and lease of various types of financial electronic transaction equipment to merchants and the offer to merchants of access to electronic processing of these transactions. However, in those cases where a merchant elects to lease equipment, Single Source Electronic Transactions, Inc. sells the lease to an equipment leasing company. We offer processing services through 1st National Processing, a third party processor and other processors depending on merchant type. With respect to those accounts which we refer to 1st National Processing and other processors, we receive a small residual stream of payments. These payments constitute a small percentage of the fees generated on the business sent to the processor by those customers we refer to the processor, and are called a "residual" portfolio.

     We operate by causing our independent contractors to contact merchants in order to sell or lease to the merchants equipment to perform financial electronic transactions including credit and debit card transactions. We carry a number of different brands of electronic transaction processing equipment and sell and lease the equipment at prices ranging from $500.00 to $2,500.00 depending on the price of equipment being sold or released. We also offer electronic transaction processing services to our equipment buyers or lessees through 1st National Processing and other processors in order to permit them to process the customer's electronic transactions.

     We offer a wide variety of electronic transaction processing equipment to merchants including credit card processing equipment, debit card processing equipment, smart cards, ATMs, electronic check verification services, and internet web sites capable of taking credit cards, debit cards, and checks. In addition, we offer, through 1st National Processing and other processors, what we believe to be the lowest transaction processing fee available.

     Basically, a credit or debit card electronic transaction is done as follows: The card is swiped through a terminal at the merchant's facility and an amount of purchase is punched in. Thereafter the card and transaction information is electronically transmitted to a third party processor. The processor sends the information to a database network to verify that the card is not listed as stolen, lost, altered or otherwise invalid. If the card is valid, the third party processor then elects to process the transaction or forward it to a larger processor for processing. The election is made based on the transaction amount, type of merchant, and whether the card was used at the terminal or the card information was orally provided (e.g., telephone order). Next, the processor contacts the card issuer's bank (issuing bank) to see if there is sufficient credit available on the card account to allow the transaction to be approved. If the transaction is approved the issuing bank sends the funds due to the processor's bank (settlement bank). The settlement bank then deducts the processor's fees, placing them in the processor's account, and forwards the balance to the merchant's bank (receiving bank). These transactions are almost instantaneous and allow for the prompt exchange of funds.

     Additionally, after the transaction is completed, a portion of the funds collected by the processor are paid to the independent sales offices as a residual. Although the residual per transaction is very small, due to a large number of transactions, the residual can increase in value substantially. For example, Single Source Electronic Transactions, Inc.'s current residual for 1st National Processing is about 15% of the amount received by the processor.

     Since we have taken over the Single Source Electronic Transactions, Inc. business, there has been no publicly announced new product or service.
Likewise, there is no major customer since the customer base is fairly broad. The business does not utilize raw materials. The business purchases equipment for resale and lease and this equipment is readily available. Our major suppliers are CrossCheck, Inc. for check guarantee equipment, Talento for EFT Terminals, MAGTEK for MICR Check Readers, TASQ for ATMs, and similar dealers for other related equipment.

     We have no patents, trademarks, licenses, franchises, concessions, royalties or labor contracts. However, we intend to develop and trademark an appropriate corporate logo over the next few months.

     Although electronic transaction processing is regulated through the banking industry, the independent sales office business is not currently regulated by any governmental entity. We are aware of no environmental law issues in connection with our company's operations.

     We are aware of no current attempts to impose governmental regulation on our current business. Therefore, we are unable to predict in any meaningful way what regulation, if any, would be imposed and what effect it would have upon us. However, management believes that it would be able to comply with all regulations and that to the extent these regulations cause certain companies to cease operations, it would improve our competitive position.

     Although the electronic financial transaction industry is relatively new, it has generated a good deal of interest since it permits merchants to obtain prompt payment for their sales of goods and services at a relatively small price. As a result thereof, the business is very competitive and there are thousands of companies seeking to sell these services or to process these transactions. We believe that we have an edge over many of our competitors because we have an extremely wide variety of electronic transaction methods available to our customers and because we offer what we believe to be the lowest transaction processing fees in the United States through 1st National Processing. The diversity in transaction processing methods is important since we carry a wide variety of equipment and we will generally carry all of the different types of equipment a customer desires.

     (c)     Reports  to  Security  Holders.
             ------------------------------

     As of this time, we are not required to deliver any annual reports to our security holders. However, commencing on October 31, 2001, we intend to do so voluntarily. Management currently intends that these reports will include audited financial statements.

     We are not yet a reporting company. However, after this Registration becomes effective, we intend to file all of the required quarterly and annual reports.

     Our web site is located at www.ssetonline.com. This web site explains the services we currently offer. Our toll free telephone number is (888) 262-1600.

Item 17. Management's Discussion and Analysis of Financial Condition and Results of Operations.

     (a)     Plan  of  Operation.
             -------------------

     During the next 12 months, we intend to expand the current operations of Single Source Electronic Transactions, Inc. by opening and developing new offices in various additional parts of the United States. In order to open a new office, Single Source Electronic Transactions, Inc., must lease space, hire and train management for the office and hire and train independent contractors to sell our products to merchants. We believe that the cost of opening an office is approximately $25,000 to $50,000. This includes maintaining a small inventory of equipment and waiting for the generation of sales after the office is opened. It is anticipated that as each office is open, Single Source Electronic Transactions, Inc. will add 2 to 5 management employees and 5 to 15 independent contractor salesmen. This cost can be minimized by hiring experienced management and sales staff in the various locations where Single Source Electronic Transactions, Inc. desires to open its offices. Historically, we have expanded the business and covered operating deficits by borrowing, and repaying, funds from existing major shareholders through shareholder affiliates. We anticipate that we will continue to borrow money from major shareholders over the next six
(6) months. However, such shareholders have no legal obligation to lend us money and there is no assurance that they will, or will be able, to continue to do so. In the event that the shareholders do not continue to lend adequate capital to us and alternate funding sources are not obtained, we would need the cut back on our plan of operations or if the capital shortfall is extreme, we may be unable to continue operating our business.

     We are always looking for compatible new equipment, new brands and types of electronic transaction materials to market to our customers. For example, we have recently located inexpensive flash web sites for sale to customers and Single Source Electronic Transactions, Inc. is currently offering them for sale.

     We do not anticipate adding any significant plant or equipment. Nor do we anticipate engaging in any product research and development.

     However, we are currently considering the possible acquisition of an electronic transaction processor. We believe that the acquisition of a processor will enable us to maximize the income from those merchants which it signs for processing. Management also believes that it can acquire a small to mid-size processor for our common stock and approximately $1,000,000 in cash depending upon the processor. This will enable us to obtain income from processing transactions, which can be referred to our processor by independent sales offices, in addition to those owned by Single Source Electronic
Transactions, Inc. However, there can be no assurance that we will acquire a processor during the next 12 months, or at all.

     In addition, we would also consider the acquisition of any other complimentary financial services business which may be presented to us. However, there can be no assurance that any business opportunity will be presented to us, or that if any opportunity is presented to us, we will be able to acquire the business on terms acceptable to us.

     (b)     Management's  Discussion  and  Analysis  of Financial Condition and
             -------------------------------------------------------------------
Results  of  Operations.
-----------------------

     The following discussion of results of operations, capital resources, and liquidity pertains to our activities of the Company for the years ended December 31, 1999, and 2000. However, for accounting purposes, our acquisition of Single Source Electronic Transactions is treated as a reverse acquisition of us by Single Source Electronic Transactions, Inc.

Results of Operations for Years Ended December 31, 1999 and 2000.
----------------------------------------------------------------

     Single Source Electronic Transactions is an Independent Sales Office, selling and leasing financial transaction reporting and processing equipment to merchants. The Independent Sales Office also sets up the merchant with a processor in order that the merchant can electronically process its customer transactions. When the merchant uses the equipment to process a transaction, the merchant pays a processing fee to the processor. A small percentage of the processing fee paid to the processor is then paid by the processor to the Independent Sales Office that signed up that particular merchant. That small percentage of the processing fee paid to the Independent Sales Office is a "residual".

     In 1999, Single Source Electronic Transactions received $61,016 from sales of credit and debit card processing equipment to merchants and $1,665.00 in residuals. Related costs of the equipment sold in 1999 amounted to $10,096. In 2000, Single Source Electronic Transactions received $735,560 in revenue from sales and rental of equipment and $63,724 in residual income. Related cost of equipment sold in 2000 totaled $200,670.

     Recognition of revenue on sales transactions is different from the recognition of revenue on lease transactions. All sales transactions are made subject to the merchant qualifying for, and obtaining, a MID (merchant identification number) and a TID (terminal identification number). Thus, revenue is recognized upon the merchant's receipt of a TID and MID. If a MID or a TID is not obtained, the transaction is canceled.

     Lease transactions are made subject to the merchant qualifying for, and obtaining, a TID and a MID and the merchant's acceptance for a loan by an equipment lender. If a TID or a MID is not obtained, the transaction is canceled. After a TID and MID is obtained, the transaction is submitted for approval to the equipment lender. The revenue for the transaction is recognized on loan approval and if the loan is not approved, the transaction is canceled.

     All  residuals  are recognized  as  revenue  upon  receipt.

Operating  Expenses.
-------------------

     General and Administrative costs were $43,129 for 1999, and $1,398,216 in 2000. In 1999, the major costs were commissions totaling $25,310. In 2000, the major costs were commissions totaling $403,301, salaries amounting to $335,078, office rent of $118,442, and marketing and advertising costs of $83,782.

     Our sales agents are paid commission upon the receipt of good funds from an equipment lease or sales transaction. During 2000, commission rates have ranged between 30% and 48% depending upon the salesman. Each salesman has his own commission rate. No commission is paid on residuals.

Liquidity  and  Capital  Resources.
----------------------------------

     Single Source Electronic Transactions has expanded its operations through the opening of new offices and hiring of marketing personal. This expansion has created a substantial negative cash flow that has been funded by advances made by Affiliates. Management expects that through its expansion efforts and the anticipated acquisition of on-going companies in its industry, Single Source Electronic Transactions will become profitable. However, there is no assurance that Single Source Electronic Transactions will be profitable.

     Cash and cash equivalents at December 31, 1999, were $4,607. During 1999, Single Source Electronic Transactions received $62,681 from its sales efforts of which $49,190 was used in its operations, and $16,000 was used to acquire an interest in merchant account residuals from two former employees.

     Cash  and  cash  equivalents  at December 31, 2000 were $662.  During 2000,
Single Source Electronic Transactions received $799,284 from sales of the merchant equipment and residuals, and $885,150 from advances made to Single Source Electronic Transactions by an affiliate. Of the $1,733,264 received, $1,624,626 was used in its operations, and $63,753 was used to acquire property and equipment.

Sources  of  Liquidity.
----------------------

     Single Source Electronic Transactions, Inc., has been in operation since late 1999. Management currently believes that it will have four (4) distinct sources of funds available to it during the next twelve (12) months.

     First, Single Source Electronic Transactions, Inc. should generate profit from its sales and leasing of electronic transaction equipment to merchants. In 2000, such revenue averaged $61,296 per month. As time passes, Single Source Electronic Transactions, Inc. will continue to expand and the amount of revenue generated through its primary sales activities should also continue to expand. In addition, management believes that as Single Source Electronic Transactions, Inc. expands and its sales increase, its percentage overhead will correspondingly decrease. Over the next six months, Management believes that it will generate more than $100,000 per month from sale and lease revenue. On a long term basis, Management believes that this amount will continue to increase and within twelve months, will exceed $125,000 per month. Of course, there can be no assurance that these numbers can be achieved.

     Second, Single Source Electronic Transactions, Inc. should generate income from its residual stream. When an independent sales office, such as Single Source Electronic Transactions, Inc., refers a customer to a processor of electronic transactions and the customer uses that processing company to process its transactions, the independent sales office receives a certain minor portion of the processing fees which is called a "residual" portfolio. The residual is paid each month and is maintained as an off balance sheet item. Additionally, independent sales offices and processors periodically sell their residual portfolio to others. In January, 2001, Single Source Electronic Transactions, Inc. sold its residual portfolio for $426,000. Prior to the sale of its residual portfolio, Single Source Electronic Transactions was averaging $5,310 per month in residual revenue during 2000. As Single Source Electronic Transactions, Inc. continues to expand its business, its residual portfolio should increase correspondingly. Management believes that on a short term and long term basis the residual portfolio will increase in about the same percentage as the actual sales and leasing revenue.

     Third, we are continuing to look for additional products which can be sold by Single Source Electronic Transactions, Inc. One product which we recently discovered is flash web sites which are products that may be sold to merchants for a relatively small amount. However, there can be no assurance that we will be able to locate or obtain distribution for similar new products.

     Fourth, we believe that we should be able to continue to borrow funds from affiliates of our shareholders for our use. For instance, BAAMS, Inc., an affiliate of certain shareholders has loaned funds to the Company and there is no guarantee that additional funds be loaned in the future by any shareholder or any shareholder affiliate. However, we anticipate that the need for shareholder borrowing will decrease substantially over the next 12 months.

     Furthermore, neither we nor Single Source Electronic Transactions, Inc. have any material commitment. Although we anticipate expansion and acquisitions of other businesses, there are no existing commitments that require us to do so.

     Although our business is not seasonal in nature, the residuals tend to be larger during the holiday season because there are a greater number of consumer transactions on which a residual is paid.

     We are currently generating sufficient revenue to enable us to maintain and to expand our operations with relatively small amounts of affiliate borrowings. Thus, our current short term liquidity appears adequate to satisfy our current financial needs. In addition, as Management believes that as we continue to expand our operations and our need for expansion capital decreases, our liquidity should improve based upon our anticipated expanded revenue.

Item  18.  Description  of  Property.

     We do not own any real estate or any other significant property. However, we do lease an office located at 10780 Santa Monica Blvd., Suite 240, Los Angeles, California 90025. Single Source Electronic Transactions, Inc. also uses a portion of the office.

     Furthermore, Single Source Electronic Transactions, Inc. does not own any real estate or any other significant property. However, Single Source Electronic Transactions, Inc. does lease the following offices:

     1. San Diego Office, 11440 West Bernardo Court, Suite 30, San Diego, California 92127;

     2. Mission Hills Office, 15545 Devonshire Street, Suite 200, Mission Hills, California 91345;

     3. Orange County Office, 17900 Skypark Circle, Suite 230, Irvine, California 92614;

     4. Rhode Island Office, One Davol Square, Suite 9, Providence, Rhode Island 02903;

     5. Denver Office, 707 Seventeenth Street, Suite 2972, Denver, Colorado 80202; and

     6.     Houston  Office,  1000  F.M.  Road, Suite 206, Houston, Texas 77090.

Item  19.  Certain  Relationships  and  Related  Transactions.


     On November 7, 2000, we purchased 100% of the issued and outstanding stock of Single Source Electronic Transactions, Inc. for 10,012,500 shares of our restricted common stock. For accounting purposes, this transaction is viewed as a reverse acquisition of us by Single Source Electronic Transactions, Inc. The acquisition was made in order to permit us to acquire the business of Single Source Electronic Transactions, Inc. The 10,012,500 shares of our common stock was then distributed to the shareholders of Single Source Electronic
Transactions, Inc. on a pro rata basis. For a breakdown of the stock distribution, please see the chart contained in response to Item 15.

     In this regard, it should be noted that Brandon Becker, Kendra Becker, Martin Becker, and Pamela Becker are immediate family members of each other. It should also be noted that Sid Rosenblatt, Julie Rosenblatt and Arlene Rosenblatt are immediate family members of each other. Finally, Arnold F. Sock, Esq., Michael Sock, and Leona Sock are also immediate family members of each other.

     In addition, we have experienced the following additional related party transactions:

     a) In 1999, Single Source Electronic Transactions acquired all of the interest in residuals due to Ron Thomas and Jocelyne Thomas, two of its former employees for $16,000. The purchase price was capitalized and amortized over a ten-year life using the straight-line method for financial reporting and income tax reporting purposes. Amortization expense charged to operations for the two years ended December 31, 2000 and 1999, were $2,667 and $400, respectively.

     b) On September 20, 2000, Single Source Electronic Transactions received two photocopiers, one from Tax Debt Negotiators, Inc. and one from Venture Capital Investments Group, Inc. by assuming the leases on the equipment. The first lease is payable in monthly installments of $152, with the final installment due in June 2005. The second lease is payable in monthly installments of $167, with the final installment due in April 2001. Both corporations are our affiliates.

     c) Single Source Electronic Transactions leases its Los Angeles office from Tax Debt Negotiators, Inc., one of our affiliates, on a month-to-month basis at a rate of $4,601 per month. Effective January 1, 2001, this monthly rate increased to $6,920 per month.

     d) During 2000, Single Source Electronic Transactions' operations were partially funded through advances made by BAAMS, Inc., a Nevada corporation, and an affiliate. The amounts advanced are evidenced by promissory notes and are assessed interest at an annual rate of 8%. The principal balance and accrued interest become payable in thirty-six equal monthly installments commencing on April 3, 2003. Any remaining principal and accrued interest becomes fully due and payable on April 5, 2006.

     On October 31, 2000, the Company sold to BAAMS, Inc., all of its interest in residuals earned currently and in the future on all customer accounts in existence at the time of sale for $426,000. Under the terms of the sale, the loan balance owed to BAAMS, Inc. was reduced by the sales price. The balance of the loan as of December 31, 2000, amounted to $472,557 which consisted of $846,000 in advances, $39,150 of residuals earned by Single Source Electronic Transactions, accrued interest earned of $13,407, less amount paid for the residual income of $426,000.

     e) Single Source Electronic Transactions has experienced a loss for the year ended December 31, 2000, of $400,149, and has liabilities in excess of assets at December 31, 2000, totaling $384,377. Certain Single Source Electronic Transactions shareholders have committed to fund any shortfalls necessary to meet Single Source Electronic Transactions' obligations for, at least, the next twelve months.


Item  20.  Market  for  Common  Equity  and  Related  Stockholder  Matters.

     (a)     Market  Information.
             -------------------

     Our common stock is not currently being traded on any public trading market or markets. The common stock is our only class of security.

     At the current time, there are 1,833,189 issued and outstanding shares of common stock which have no restriction on transfer or resale in accordance with a Rule 504 reorganization. Through this offering, we propose to register 1,125,000 additional shares of common stock in the hands of certain shareholders. Subject to this offering becoming effective, there will be 2,958,189 shares of common stock eligible for trading.

     The remaining 8,932,500 shares of common stock issued to acquire Single Source Electronic Transactions, Inc. is restricted stock. The restriction on the transfer of this stock may be removed in accordance with the safe harbor contained in Rule 144. Rule 144 provides that after their stock is held for one year, the holding shareholder may sell the greater of 1% of the number of shares of our issued and outstanding stock or the average number of shares sold per week over the prior 3 weeks through a broker-assisted public transaction in each fiscal quarter. However, this requires that we be current in our required financial reporting and if we are not current in our financial reporting, the restriction on transfer on our common stock may not be removed under Rule 144. The same number of shares may be sold in each succession quarter until the holding shareholder has sold all his/her stock. Furthermore, after the stock has been held for 2 years, all remaining stock of the holding shareholder may be sold unless the shareholder is one of our officers, directors, or five percent (5%) shareholders. Thus, within the next year, all of the 8,932,500 restricted shares will be eligible for sale under Rule 144.

     (b)     Holders.
             -------

     At the current time, there are approximately 1,400 shareholders of our common stock.

     (c)     Dividends.
             ---------

     To date, no cash dividends have been issued. It is not anticipated that any cash dividends will be issued in the foreseeable future. Management is aware of no restriction on its ability to pay dividends on the common stock.

Item  21.  Executive  Compensation  -  Remuneration  of  Directors and Officers.

     During our last completed fiscal year, ended October 31, 2000, no compensation was awarded to, earned by or paid to any of our officers or directors, although compensation may be paid in the future.

     Monetary compensation of $150,000 per year is to be paid to William Graham, President of Single Source Electronic Transactions, Inc., the business acquired by us on November 7, 2000. Mr. Graham will also be paid the cost of leasing a 2000 Lincoln, the monthly cost of a cell phone and the cost of his health benefits.

     We have not entered into any employment contracts or any compensatory plan or arrangement with any of our officers or directors or with any officer or director of Single Source Electronic Transactions, Inc. except for William Graham.


Item  22.  Financial  Statements.

     Index  to Financial Statements and Financial Statements appear hereinafter.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.


     Our former accountant, Rotenberg & Company, LLP, located in Rochester, New York, was dismissed in Fall of 2000, and replaced by Jonathon P. Reuben, C.P.A., an Accountancy Corporation, located in Torrance, California. This replacement was approved by the Board of Directors, and was solely due to our desire to employ and utilize an accounting firm closer to our main office geographically.

     As required to be disclosed pursuant to Section 228.304 of Regulation S-B, there have been no changes in, disagreements with, adverse opinions of, disclaimer of opinion, or modification by our former accountant, or with our former accountant's report, on our financial statements. However, the financial statements of Single Source Financial Services Corporation ("SSFSC") as of December 31, 2000, have been restated to properly reflect the treatment of the initial issuance of SSFSC's common stock to its founders. The restated financial statements properly reflect the issuance of these shares in exchange for shares in four privately held companies. The financial statements prior to reflect that the founders received their shares in exchange for paying the Company's organization costs.



                                  LEGAL MATTERS

     The validity of the issuance of the shares of common stock offered hereby has been passed upon by Washor & Associates, Los Angeles, California.

                                     EXPERTS

     The financial statements of Single Source Financial Services Corporation for the fiscal year ended October 31, 1999 appearing in this prospectus and registration statement have been included herein in reliance on the report of Rotenberg & Company, LLP, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing. Financial statements of Single Source Electronic Transactions, Inc. with a ten (10) month ending October 31, 2000 appearing in this prospectus and registration statement have been included herein in reliance on the report of Jonathon P. Reuben, C.P.A., an accountancy corporation, given on the authority of that firm as experts on accounting and auditing.

                             ADDITIONAL INFORMATION

     We will be subject to certain informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Securities and Exchange Commission. These reports and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington D.C. 20549 or at regional offices of the Securities and Exchange Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of this site is http://www.sec.gov. The telephone
                                              -------------------
number  for  the  Securities  and  Exchange  Commission  is  1-800-SEC-0330.

     We have filed a registration statement on Form SB-2 relating to the securities offered in this offering with the Securities and Exchange Commission. The prospectus does not contain all of the information set forth in that registration statement. For further information with respect to us and to the securities offered in this offering, you may review that registration statement, including the exhibits thereto. Statements contained in this prospectus as to the content of any contract or other document referred to in this prospectus are not necessarily complete and in each instance reference is made to the copy of any contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by reference thereto.

This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered by this Shares prospectus, or an offer to sell or a solicitation of an offer to buy any security, by any person in any jurisdiction in which any offer or solicitation would be unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances, imply that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.


                                TABLE  OF  CONTENTS

                                                                            Page
                                                                            ----
Summary  Information  and  Risk  Factors . . . . . . . . . . . . . . . . . . . 4
Use  of  Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Determination  of  Offering  Price . . . . . . . . . . . . . . . . . . . . . .11
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
Selling  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Plan  of  Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
Legal  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Security  Ownership  of  Certain  Beneficial
   Owners  and  Management . . . . . . . . . . . . . . . . . . . . . . . . . .17
Description  of  Securities . . . . . . . . . . . . . . . . . . . . . . . . . 19
Interest  of  Named  Experts  and  Counsel . . . . . . . . . . . . . . . . . .20
Disclosure  of  Commission  Position  on
   Indemnification  for  Securities  Act  Liabilities . . . . . . . . . . . . 20
Organization  Within  Last  Five  Years . . . . . . . . . . . . . . . . . . . 21
Description  of  Business . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Management's  Discussion  and  Analysis
   of  Financial  Condition  and  Results  of
   Operations . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . .25
Description  of  Property . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Certain  Relationships  and  Related  Transactions . . . . . . . . . . . . . .28
Market  for  Common  Equity  and  Related
   Stockholder  Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Executive  Compensation  -  Remuneration  of
   Directors  and  Officers . . . . . . . . . . . . . . . . . . . . . . . . . 29
Financial  Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Changes  in  and  Disagreements  with  Accountants
   on  Accounting  and  Financial  Disclosure . . . . . . . . . . . . . . . . 30
Indemnification  of  Directors  and  Officers . . . . . . . . . . . . . . . . 33
Other  Expenses  of  Issuance  and  Distribution . . . . . . . . . . . . . . .34
Recent  Sales  of  Unregistered  Securities . . . . . . . . . . . . . . . . . 34
Exhibit  Index . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
Undertakings . . . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . 36

Until _______, 2001 (___ days from the date of this prospectus), all persons effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.



                        SINGLE SOURCE FINANCIAL SERVICES
                                   CORPORATION

                        1,125,000 Shares of Common Stock




                             _______________________

                                   PROSPECTUS
                             _______________________




                                ___________, 2001

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers.

     Article Six of our Articles of Incorporation eliminates the personal liability of the directors to the company or the shareholders for damages for any breach of duty. Personal liability is not eliminated if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that he violated certain provisions of New York law. The provisions of New York establish director liability for voting for or concurring in the declaration of improper dividends, improper purchases of our common stock, certain improper distributions of assets to shareholders and improper loans.

     Article Six of our Bylaws provide that the company will indemnify officers and directors except in relation to matters as to which they shall be finally adjudicated to be liable for negligence or misconduct in the performance of duty.

     Indemnification Agreements. We anticipate entering into indemnification agreements with each of our directors and executive officers pursuant to which we shall indemnify each director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each director or officer in connection with any criminal or civil action brought or threatened against any director or officer for being or having been an executive officer or director of the company, to the extent allowed by applicable law and the charter documents.

     Director and Officer Liability Insurance. At some time in the future we may obtain director and officer liability insurance which could provide coverage against certain securities laws violations.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission any indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liabilities (other than our payment of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether any indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of any issue.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     We will pay all expenses in connection with the registration of the common stock and no other expenses. The estimated expenses of issuance and distribution are set forth below.


Registration  Fee               Approximately   $  1,237.50
Legal  Fees                     Approximately   $ 35,000.00
Accounting  Fees                Approximately   $  7,000.00
Administrative Expenses         Approximately   $  6,762.50
                                                -----------

     Total                                      $ 50,000.00

Item  26.  Recent  Sales  of  Unregistered  Securities.


     During the past 3 years, we have only issued unregistered securities on one occasion. On November 7, 2000, we issued 10,012,500 shares of common stock for all of the issued and outstanding stock of Single Source Electronic Transactions, Inc., a Nevada corporation. Single Source Electronic Transactions is seeking to register 1,125,000 shares of that stock in this Offering. No other stock has been issued during the past 3 years.


Item  27.  Exhibit  Index.

     Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

Exhibit No.
-----------

1     Underwriting  Agreement  (Not  Applicable)

2     Plan  of  Merger  (Not  Applicable)

3.1   Articles  of  Incorporation

3.2   Certificate  of  Amendment  of  the  Certificate  of  Incorporation

3.3   Bylaws

4     Instruments  Defining  Rights  (Not  Applicable)

5.1 Securities Opinion of Washor & Associates Regarding Legality of Securities Being Registered

8     Opinion  Re:  Tax  Matters  (Not  Applicable)

9     Voting  Trust  Agreement  (Not  Applicable)

10.1  Stock  Purchase  Agreement

11.1  Computation  of  Per  Share  Earnings

15    Letter  on  Unaudited  Interim  Financial  Information  (Not  Applicable)


16    Letter  on  Change  in  Certifying  Accountant  (included as Exhibit 16)


21.1  List  of  the  Registrant's  Subsidiaries


23.1  Consent  of  Independent  Certified  Public  Accountants


24.1 Powers of Attorney (appears on signature page in Part II of the registration statement)

25    Statement  of  Eligibility  of  Trustee  (Not  Applicable)

26    Invitations  For  Competitive  Bids  (Not  Applicable)

Item  28.  Undertakings.


     A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission any indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against any liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether any indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of any issue.


     B.     The  undersigned  registrant  hereby  undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)     deemed  to  be  the  initial  bona fide offering thereof.

          (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on the 23rd day of January, 2001.

                                            SINGLE SOURCE FINANCIAL SERVICES
                                            CORPORATION



                                             By:  /s/  Arnold F. Sock
                                                -------------------------------
                                                Arnold F. Sock, President


                                POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Arnold F. Sock as his attorney-in-fact to execute in the name of each person and to file any amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

     Signature               Title                            Date
     ---------               -----                            ----

/s/  Arnold F. Sock           President and Director          January 23rd, 2001
------------------------      (Principal Executive Officer)
Arnold  F.  Sock

/s/  Harry  L.  Wilson        Chief Financial Officer         January 23rd, 2001
------------------------      Secretary and Director
Harry  L.  Wilson

/s/  Brandon  Becker          Vice President and Director     January 23rd, 2001
------------------------
Brandon  Becker

/s/  Pamela  Becker           Director                        January 23rd, 2001
------------------------
Pamela  Becker

/s/  Arlene Rosenblatt        Director                        January 23rd, 2001
------------------------
Arlene  Rosenblatt

              SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

                  FISCAL YEAR ENDED DECEMBER 31, 1999
                and FISCAL YEAR ENDED DECEMBER 31, 2000

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Independent Auditors' Report . . . . . . . . . . . . . . . . F-2

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-3

Statements of Operations . . . . . . . . . . . . . . . . . . F-4

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-5

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-6

Notes to Financial Statements of Single Source
Electronic Transactions, Inc.. . . . . . . . . . . . . . . . F-7



                    INDEX TO FINANCIAL STATEMENTS

             SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                 (formerly REAM PRINTING PAPER CORP.)

                  FISCAL YEAR ENDED OCTOBER 31, 1999
                and FISCAL YEAR ENDED OCTOBER 31, 2000

                                                            Page

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-8

Independent Auditor's Report of Jonathon P. Reuben . . . . . F-9

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-10

Statements of Operations . . . . . . . . . . . . . . . . . . F-11

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-12

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-13

Notes to Financial Statements of Single Source
Financial Services Corporation (Formerly Ream
Printing Paper Corp.). . . . . . . . . . . . . . . . . . . . F-14


                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

                       TABLE OF CONTENTS

Independent Auditor's Report of Jonathon P. Reuben . . . . . F-3

Balance Sheet at October 31, 2000. . . . . . . . . . . . . . F-4

Statement of Operations and Deficit Accumulated During
   the Development Stage . . . . . . . . . . . . . . . . . . F-5

Statements of Stockholders' Deficit. . . . . . . . . . . . . F-6

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . F-7

Notes to Financial Statements. . . . . . . . . . . . . . . . F-8

              SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

                  FISCAL YEAR ENDED DECEMBER 31, 1999
                and FISCAL YEAR ENDED DECEMBER 31, 2000

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-1

Independent Auditors' Report . . . . . . . . . . . . . . . . F-2

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-3

Statements of Operations . . . . . . . . . . . . . . . . . . F-4

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-5

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-6

Notes to Financial Statements of Single Source
Electronic Transactions, Inc.. . . . . . . . . . . . . . . . F-7



                    INDEX TO FINANCIAL STATEMENTS

             SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                 (formerly REAM PRINTING PAPER CORP.)

                  FISCAL YEAR ENDED OCTOBER 31, 1999
                and FISCAL YEAR ENDED OCTOBER 31, 2000

                                                            Page

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-12

Independent Auditor's Report of Jonathon P. Reuben . . . . . F-13

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-14

Statements of Operations . . . . . . . . . . . . . . . . . . F-15

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-16

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-17

Notes to Financial Statements of Single Source
Financial Services Corporation (Formerly Ream
Printing Paper Corp.). . . . . . . . . . . . . . . . . . . . F-18


                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

                       TABLE OF CONTENTS

Independent Auditor's Report of Jonathon P. Reuben . . . . . F-3

Balance Sheet at October 31, 2000. . . . . . . . . . . . . . F-4

Statement of Operations and Deficit Accumulated During
   the Development Stage . . . . . . . . . . . . . . . . . . F-5

Statements of Stockholders' Deficit. . . . . . . . . . . . . F-6

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . F-7

Notes to Financial Statements. . . . . . . . . . . . . . . . F-8

             SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
                         FINANCIAL STATEMENTS

                               Contents

                                                             Page

Independent Auditors' Report . . . . . . . . . . . . . . . . F-2

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-3

Statements of Operations . . . . . . . . . . . . . . . . . . F-4

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-5

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-6

Notes to Financial Statements. . . . . . . . . . . . . . . . F-7

                          Independent Auditors' Report



Board  of  Directors
Single  Source  Electronic  Transactions,  Inc.
Los  Angeles,  California

We have audited the accompanying balance sheets of Single Source Electronic Transactions, Inc., as of December 31, 2000, and 1999, and the related statements of operations, cash flows, and stockholders' equity, for the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Single Source Electronic
Transactions, Inc as of December 31, 2000, and 1999, and the results of its operations and its cash flows for the two years then ended, in conformity with generally accepted accounting principles.



/s/  Jonathon  P.  Reuben  C.P.A.

Jonathon  P.  Reuben,  C.P.A.
An  Accountancy  Corporation
Torrance.  California
March  24,,  2001

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
BALANCE  SHEETS
==============================================================================================================




                                                                         DECEMBER 31,         DECEMBER 31,
                                                                             2000                 1999
                                                                     --------------------  -------------------
  ASSETS

    CURRENT ASSETS
      Cash and cash equivalents                                      $               662   $            4,607
      Loans receivable                                                            17,557                    -
      Inventories                                                                 64,257                    -
      Prepaid expense                                                              8,113                    -
                                                                     --------------------  -------------------
        TOTAL CURRENT ASSETS                                                      90,589                4,607
                                                                     --------------------  -------------------

    PROPERTY AND EQUIPMENT
      Furniture                                                                      992                    -
      Office equipment                                                            13,531                    -
      Leasehold improvements                                                       6,673
                                                                     --------------------
                                                                                  21,196                    -
      Accumulated depreciation                                                      (730)                   -
                                                                     --------------------  -------------------
                                                                                  20,466                    -
                                                                     --------------------  -------------------

    OTHER ASSETS
      Note Receivable - Employee                                                  25,714                    -
      Deposits and other assets                                                    6,938                    -
                                                                     --------------------  -------------------
                                                                                  32,652                    -
                                                                     --------------------  -------------------

           TOTAL ASSETS                                              $           143,707   $            4,607
                                                                     ====================  ===================


  LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

    CURRENT LIABILITIES
      Income taxes payable                                           $               900                  800
      Accounts payable                                                            54,023                    -
      Legal fees payable                                                          33,375
      Other payables                                                                  32                3,635
                                                                     --------------------  -------------------

        TOTAL CURRENT LIABILITIES                                                 88,330                4,435


    LONG TERM DEBT                                                               472,557                    -
                                                                     --------------------  -------------------

        TOTAL LIABILITIES                                                        560,887                4,435
                                                                     --------------------  -------------------

    STOCKHOLDERS' EQUITY (DEFICIT)
      Common Stock, par value $.001, authorized 25,000,000 shares, issued and outstanding 11,890,689 shares at December  31,
        2000 and 1999                                                             11,891               11,891
      Additional Paid in Capital                                                       -                    -
      Retained Earnings (Deficit)                                               (429,071)             (11,719)
                                                                     --------------------  -------------------

        TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                    (417,180)                 172
                                                                     --------------------  -------------------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)      $           143,707   $            4,607
                                                                     ====================  ===================

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
STATEMENT  OF  OPERATIONS
-------------------------


                                                                                   FOR THE YEAR ENDED
                                                                                       DECEMBER 31,
                                                                           2000                          1999
                                                               -----------------------------  --------------------------
  Revenues                                                     $                    799,284   $                  62,681
  Cost of revenues                                                                 (200,670)                    (10,096)
                                                               -----------------------------  --------------------------
        Gross profit                                                                598,614                      52,585


  Selling, general, and administative expenses                                   (1,428,352)                    (58,729)
                                                               -----------------------------  --------------------------

    Net (Loss) from operations                                                     (829,738)                     (6,144)

    Other income (expense)
      Gain on sale of residual interest in merchant accounts                        426,000                           -
      Interest income                                                                   714                           -
      Interest expense                                                              (13,428)                          -
                                                               -----------------------------  --------------------------

        Net (Loss) before income taxes                                             (416,452)                     (6,144)

        Provision for income tax                                                       (900)                       (800)
                                                               -----------------------------  --------------------------


        Net (Loss) before income taxes                                             (417,352)                     (6,944)
                                                               =============================  ==========================

        Basic (Loss) Per Share                                                        (0.03)                       0.00
                                                               =============================  ==========================

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
STATEMENTS  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)


                                                              COMMON STOCK            ADDITIONAL         RETAINED
                                                          -------------------          PAID-IN           EARNINGS
                                                            SHARES    AMOUNT           CAPITAL          (DEFICIT)
                                                          ----------  -------  -----------------------  ----------
  BALANCE - DECEMBER 31, 1998                                  1,000  $     1  $                6,999   $     116
    Restatement for reverse acquisition of Single Source
       Financial Services, Inc,                           11,889,689   11,890                  (6,999)     (4,891)

    Net income for the year ended December 31, 1999                -        -                       -      (6,944)
                                                          ----------  -------  -----------------------  ----------

           BALANCE - DECEMBER 31, 1999                    11,890,689  $11,891  $                    -   $ (11,719)

    Net loss for the year ended December 31, 2000                  -        -                       -    (417,352)
                                                          ----------  -------  -----------------------  ----------

           BALANCE - DECEMBER 31, 2000                    11,890,689  $11,891                      -    $(429,071)
                                                          ==========  =======  =======================  ==========

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
STATEMENTS  OF  CASH  FLOWS


===================================================================================================
                                                                       FOR THE YEAR ENDED
                                                                           DECEMBER 31,
                                                                      2000              1999
                                                                 ---------------  -----------------
  CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss)                                                   $     (417,352)  $         (6,944)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
        Depreciation and amortization                                       731                  -
        Interest income                                                    (714)                 -
        Interest expense                                                 13,407                  -
        Gain on sale of interest in merchant account residuals         (426,000)                 -
        (Increase) Decrease in Assets
          (Increase) decrease in inventories                            (64,257)                 -
          (Increase) decrease in deposits and other assets              (15,052)                 -
        Increase (Decrease) in Liabilities
          Increase (decrease) in income tax payable                         100                800
          Increase (decrease) in accounts payable                        87,398                  -
          Increase (decrease) in accrued payroll                         (3,635)             3,635
          Increase (decrease) in other payables                              32                  -
                                                                 ---------------  -----------------

        NET CASH USED IN OPERATING ACTIVITIES                          (825,342)            (2,509)
                                                                 ---------------  -----------------

  CASH FLOWS FROM INVESTING ACTIVITIES
    Advances to employees                                               (42,557)                 -
    Equipment acquisition                                               (21,196)                 -
                                                                 ---------------  -----------------


        NET CASH USED IN INVESTING ACTIVITIES                           (63,753)                 -
                                                                 ---------------  -----------------


  CASH FLOWS FROM FINANCING ACTIVITIES
    Advances from affiliates                                            885,150                  -
                                                                 ---------------  -----------------

        NET CASH PROVIDED BY FINANCING ACTIVITIES                       885,150                  -
                                                                 ---------------  -----------------

        NET INCREASE (DECREASE) IN CASH AND CASH
          EQUIVALENTS                                                    (3,945)            (2,509)

        BEGINNING BALANCE - CASH AND CASH EQUIVALENTS                     4,607              7,116
                                                                 ---------------  -----------------

        ENDING BALANCE - CASH AND CASH EQUIVALENTS               $          662   $          4,607
                                                                 ===============  =================

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

NOTE  1  -  ORGANIZATION


          Single Source Electronic Transactions, Inc. (the "Company") was incorporated in Nevada on January 5, 1998. The Company is in the business of selling credit and debit card processing equipment to retailers. The Company also offers electronic transaction processing services to its customers through a third party processor. The Company receives residuals on each transaction processed through the processor for the Company's customers. The Company acts as a facilitator to its' customers in obtaining lease financing of the equipment. In these arrangements the leasing company pays full sales price of the equipment to the Company without recourse.

          On November 3, 2000, the Company was acquired by Single Source Financial Services Corporation (formerly Ream Paper Printing Corporation). For financial reporting purposes, the acquisition was treated as a reverse merger whereby the Company's operations continue to be reported as if it had actually been the acquirer. Assets and liabilities of the Company continue to be reported at historical cost.



NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a.   PROPERTY  AND  EQUIPMENT

          The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting and income tax reporting purposes.

     b.   NET  LOSS  PER  SHARE

          The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS. Basic weighted average shares outstanding as of December 31, 2000, and December 31, 1999, were 11,890,689 shares.

     c.   CASH  AND  CASH  EQUIVALENTS

          For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

     d.   PERVASIVENESS  OF  ESTIMATES

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     e.   INCOME  TAXES

          The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

     f.   FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

          Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheets as of December 31, 2000, and December 31, 1999. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.

     g.   REVENUE AND COMMISSION EXPENSE RECOGNITION

          Income from equipment sales is recognized after the buyer receives its merchant and terminal identification numbers and is approved for any applicable financing.

          Income from residuals is recognized when the residual payment is actually received.

          The Company recognizes commissions owed upon the actual receipt of payment on the related sale.

NOTE  3  -  NOTE  RECEIVABLE  -  EMPLOYEE

          In August 2000, The Company advanced to an employee $25,000, which is evidenced by a promissory note. The loan is assessed interest at an annual rate of 7%. The loan matures in July 2003, when the principal balance and accrued interest become fully and due and payable. Interest accrued on this loan for the year ended December 31, 2000 was $714, which was credited to operations.

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------


NOTE  4  -  INVENTORIES

          Inventories at December 31, 2000, consisted of equipment held for sale to the Company's customers. Inventories are valued at the lower of cost determined by the FIFO method or market.


NOTE  5  -  PROPERTY  AND  EQUIPMENT


          Depreciation charged to operations for the year ended December 31, 2000 amounted to $731. The Company useful lives of furniture and office equipment for purposes of computing depreciation is five years.



NOTE  6  -  RELATED  PARTY  TRANSACTIONS

     a) On September 20, 2000, the Company received two copiers from an affiliate by assuming the leases on the equipment. The first lease is payable in monthly installments of $152, with the final installment due in June 2005. The second lease is payable in monthly installments of $167, with the final installment due in April 2001. The Company has accounted for the assumption of these leases as operating leases.

     b) The Company leases its Los Angeles office from an affiliate on a month-to-month basis at a rate of $4,601.per month. Effective January 1, 2001, the monthly rate increased to $6,920 per month.

     c) During 2000, the Company's operations were partially funded through advances made by B.A.A.M.S., Inc., a corporation wholly owned by two shareholders. The amounts advanced are evidenced by a promissory note and are assessed interest at an annual rate of 8%. The principal balance and accrued interest become payable in thirty-six equal monthly installments commencing on April 3, 2003. Any remaining principal and accrued interest becomes fully due and payable on April 5, 2006.

          On October 31, 2000, the Company sold to B.A.A.M.S. all of its interest in residuals earned currently and in the future on all customer accounts in existence at the time of sale for $426,000. Under the terms of the sale, the balance owed the affiliate was reduced by the sales price. The balance of the loan as of December 31, 2000, amounted to $472,557 which consisted of $846,000 in advances, $39,150 of residuals earned by the affiliate, accrued interest earned of $13,407, less amount paid for the residual income of $426,000.

          The two shareholders of B.A.A.M.S. and their immediate family owned approximately 70% of the Company's outstanding common stock.

     d) The Company has experienced a loss for the year ended December 31, 2000 of $417,353, and has liabilities in excess of assets at December 31, 2000, totaling $417,181. Certain shareholders of the Company have committed to fund any shortfalls necessary to meet the Company's obligations for at least the next twelve months.

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------


NOTE  7  -  INCOME  TAXES

          Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.

          The Company did not calculate a provision for deferred taxes for the two years ended December 31, 2000, as any timing differences between financial statement and income tax reporting purposes were immaterial.

          The Company has available at December 31, 2000 approximately $429,000 of unused operating loss carryforwards that may be applied against future taxable income and that expires in 2020.

          An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

NOTE  8  -  LEASES

          As of December 31, 2000, the Company leases 6 offices that are located in California, Colorado, Rhode Island, Texas, and Florida, under non-cancelable leases under terms of one year or less. In addition, as discussed further in Note 6, the Company assumed leases on copier equipment, which expire in various years through 2005. Rental expense charged to operations for the two years ended December 31, 2000, were $119,590, and $0, respectively, consisting solely of minimum rental payments.

SINGLE  SOURCE  ELECTRONIC  TRANSACTIONS,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

          Minimum rental commitments under the noncancelable equipment lease expire as follows:

               2001                                                      $ 1,824
               2002                                                      $ 1,824
               2003                                                      $ 1,824
               2004                                                      $ 1,824
               2005                                                      $ 1,216
                                                                         -------

                      Total minimum lease payments                       $ 8,512
                                                                         =======


NOTE  9  -  SEGMENT  INFORMATION

          The Company currently operates in only one reportable segment, which conducts business throughout five States. The Company principally operated during 1999 and 2000, in California where significantly all of the Company's sales were generated.

          The Company receives significantly all of its inventories from two suppliers. However, Management believes that there is no shortage of inventory available from other suppliers and the Company's operations would not be affected by the inability of its current providers to meet its inventory needs.

                    INDEX TO FINANCIAL STATEMENTS

             SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                 (formerly REAM PRINTING PAPER CORP.)

                  FISCAL YEAR ENDED OCTOBER 31, 1999
                and FISCAL YEAR ENDED OCTOBER 31, 2000

                                                            Page

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-12

Independent Auditor's Report of Jonathon P. Reuben . . . . . F-13

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-14

Statements of Operations . . . . . . . . . . . . . . . . . . F-15

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-16

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-17

Notes to Financial Statements of Single Source
Financial Services Corporation (Formerly Ream
Printing Paper Corp.). . . . . . . . . . . . . . . . . . . . F-18

                    Independent Auditors' Report



Board of Directors
Single Source Financial Services Corporation
Los Angeles, California



We  have  audited  the  accompanying  balance  sheets of Single Source Financial
Services Corporation, formerly Ream Printing Paper Corp., (A Development Stage Company) as of October 31, 2000 and 1999, and the related statements of operations and deficit accumulated during the development stage, stockholders' deficit., and cash flows for the two years ended and for the period from inception (September 19, 1994) through October 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Single Source Financial Services Corporation as of October 31, 2000 and 1999, and the results of its operations and its cash flows for the two years ended and for the period from inception (September 19, 1994) through October 31, 2000.



/s/  Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance. California
January 31, 2001

SINGLE SOURCE FINANCIAL SERVICES CORPORATION
FORMERLY REAM PRINTING PAPER CORP.
(A  DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS-Restated


                                                            OCTOBER 31,
                                                        --------------------
                                                          2000       1999
                                                        ---------  ---------
                                                         Restated   Restated
ASSETS
    Current Assets                                      $      -   $      -

    Other Assets
      Investment in marketable securities, at cost                   10,999
                                                        ---------  ---------

          TOTAL ASSETS                                  $      -   $ 10,999
                                                        =========  =========


LIABILITIES AND STOCKHOLDERS' DEFICIT
    CURRENT LIABILITIES
      Franchise taxes payable                           $    100   $  1,515
      Accrued expenses                                         -      1,170
                                                        ---------  ---------

        TOTAL CURRENT LIABILITIES                            100      2,685
                                                        ---------  ---------


    STOCKHOLDERS' DEFICIT
      Common Stock, $.001 par value, 100,000,000
        shares authorized, 1,833,189 shares issued
        and outstanding October 31, 2000 and 1999          1,833      1,833
      Additional Paid-in Capital                          12,298     20,165
      Deficit Accumulated During the Development Stage   (14,231)   (13,684)
                                                        ---------  ---------

        TOTAL STOCKHOLDERS' DEFICIT                         (100)     8,314
                                                        ---------  ---------

          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $      -   $ 10,999
                                                        =========  =========

SINGLE SOURCE FINANCIAL SERVICES CORPORATION
FORMERLY REAM PRINTING PAPER CORP.
(A  DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATION AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE


                                                                                DEFICIT
                                               FOR THE YEAR ENDED           ACCUMULATED
                                                   OCTOBER 31,               DURING THE
                                              2000         1999       DEVELOPMENT STAGE
                                           -----------  -----------  -------------------
                                             Restated     Restated         Restated

REVENUE                                    $        -   $        -   $                -

OPERATING EXPENSES
    General and administrative expenses          (547)         (55)             (14,231)
                                           -----------  -----------  -------------------

      NET  LOSS                            $     (547)  $      (55)  $          (14,231)
                                           ===========  ===========  ===================

      BASIC LOSS PER SHARE                 $  (0.0003)  $  (0.0000)
                                           ===========  ===========

      WEIGHTED AVERAGE SHARES OUTSTANDING   1,833,189    1,833,189
                                           ===========  ===========

SINGLE SOURCE FINANCIAL SERVICES CORPORATION
FORMERLY REAM PRINTING PAPER CORP.
(A  DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' DEFICIT - Restated


                                                                                                            DEFICIT
                                                                                                          ACCUMULATED
                                                                             COMMON STOCK      ADDITIONAL  DURING THE
                                                                           -----------------    PAID-IN   DEVELOPMENT
                                                                            SHARES    AMOUNT    CAPITAL      STAGE
                                                                           ---------  -------  ---------  ---------
BALANCE - SEPTEMBER 19, 1994                                                       -  $     -  $      -   $      -

    Adjustment to Give Effect to Recapitlization -
        October 3, 1994                                                    1,833,189    1,833     9,166          -

    Donated Capital                                                                -        -    10,999          -

    Net loss from inception (September 19, 1994) through
       October 31, 1994                                                            -        -         -    (10,999)
                                                                           ---------  -------  ---------  ---------

      Balance - October 31, 1994                                           1,833,189    1,833    20,165    (10,999)

    Distribution to shareholders of  securities in closely held companies          -        -         -          -

    Net Loss for the Year Ended October 31, 1995                                   -        -         -       (349)
                                                                           ---------  -------  ---------  ---------

      Balance - October 31, 1995                                           1,833,189    1,833    20,165    (11,348)

    Net Loss for the Year Ended October 31, 1996                                   -        -         -       (333)
                                                                           ---------  -------  ---------  ---------

      Balance - October 31, 1996                                           1,833,189    1,833    20,165    (11,681)

    Net Loss for the Year Ended October 31, 1997                                   -        -         -       (325)
                                                                           ---------  -------  ---------  ---------

      Balance - October 31, 1997                                           1,833,189    1,833    20,165    (12,006)

    Net Loss for the Year Ended October 31, 1998                                   -        -         -     (1,623)
                                                                           ---------  -------  ---------  ---------

      Balance - October 31, 1998                                           1,833,189    1,833    20,165    (13,629)

    Net loss for the year ended October 31, 1999                                   -        -         -        (55)
                                                                           ---------  -------  ---------  ---------

           BALANCE - OCTOBER 31, 1999                                      1,833,189    1,833    20,165    (13,684)

    Donated Capital                                                                -        -     3,132          0

    Property distributed to shareholders                                           -        -   (10,999)

    Net loss for the year ended October 31, 2000                                   -        -         -       (547)


           BALANCE - OCTOBER 31, 2000                                      1,833,189  $ 1,833  $ 12,298   ($14,231)
                                                                           =========  =======  =========  =========

SINGLE SOURCE FINANCIAL SERVICES CORPORATION
FORMERLY REAM PRINTING PAPER CORP.
(A  DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS


                                                                               ACCUMULATED
                                                        FOR THE YEAR ENDED      DEFICIT
                                                           OCTOBER 31,         DURING THE
                                                          2000      1999    DEVELOPMENT STAGE
                                                        ---------  ------  -------------------
                                                        Restated  Restated      Restated
  CASH FLOWS FROM OPERATING ACTIVITIES                   $  (547)  $ (55)  $          (14,231)
    Net income (loss)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
        Increase (Decrease) in Liabilities
          Increase (decrease) in franchise tax payable    (1,415)      -                 (100)
          Increase (decrease) in accrued expenses         (1,170)      -                    -
                                                         --------  ------  -------------------

        NET CASH USED IN OPERATING ACTIVITIES             (3,132)    (55)             (14,331)
                                                         --------  ------  -------------------


  CASH FLOWS FROM FINANCING ACTIVITIES
    Expenses paid by shareholders'                         3,132      55               14,331
                                                         --------  ------  -------------------

        NET CASH PROVIDED BY FINANCING ACTIVITIES          3,132      55               14,331
                                                         --------  ------  -------------------

        NET INCREASE (DECREASE) IN CASH AND CASH
          EQUIVALENTS                                          -       -                    -

        BEGINNING BALANCE - CASH AND CASH EQUIVALENTS          -       -                    -
                                                         --------  ------  -------------------

        ENDING BALANCE - CASH AND CASH EQUIVALENTS       $     -   $   -                    -
                                                         ========  ======  ===================


  SUPPLEMENTAL INFORMATION:

    CASH PAID FOR:

      Interest Expense                                   $     -   $   -
                                                         ========  ======

      Income Taxes                                       $     -   $   -
                                                         ========  ======

                 NOTES TO FINANCIAL STATEMENTS OF
           SINGLE SOURCE FINANCIAL SERVICES CORPORATION
               (Formerly Ream Printing Paper Corp.)

NOTE  1  -  ORGANIZATION

     Ream Printing Paper Corp. (the "Company") was incorporated in New York on September 19, 1994. In October 1994, in exchange for receiving certain assets from Active Science Systems, Inc., the Company issued 10,990,133 shares of its common stock directly to its shareholders. The Company was formed for the purpose of acquiring the operations of a printing supply company. This transaction was not consummated and the Company has remained dormant until November 2000, when the Company acquired Single Source Electronic Transactions, Inc. ("SSET"), and changed its name to Single Source Financial Services Corporation.

     The Company is in the development stage as defined in FASB Statement 7. The Company has not paid any dividends and dividends, which may be paid in the future, will depend on the financial requirements of the Company and other relevant factors. Prior to the acquisition of SSET, the Company was actively seeking and attempting to acquire on-going businesses.


NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     a. INVESTMENTS

     Investments in companies in which the Company has less than a 20% interest are carried at cost. Dividends received from those companies are included in other income. Dividends received in excess of the Company's proportionate share of accumulated earnings are applied as a reduction of the cost of the investment.

     b. NET  LOSS  PER  SHARE

     The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS.

     c.  PERVASIVENESS  OF  ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     d.  INCOME  TAXES

     The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

     e.  FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

     Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheets as of June 30, 2000 and December 31, 1999. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.


NOTE  3  -  ISSUANCE  OF  COMMON  STOCK

     The Company issued 10,999,133 shares of its common stock in exchange for shares of common stock in privately held companies. In October 2000, the Company authorized a 6:1 reverse stock split thereby reducing the total number of shares outstanding to 1,833,189. The Company's financial statements have been prepared as if the reverse stock split occurred at the Company's inception. Each share outstanding is entitled to one vote.


NOTE  4  -  INVESTMENTS

     As discussed in Note 3, the Company received shares of common stock in four closely held companies, in exchange for the issuance of 10,999,133 of the Company's common stock. The securities received have no readably determinable value, and the Company valued these securities at the par value of the common stock exchanged

     In July 2000, the Company distributed to a entity wholly owned by the Company's shareholders the stock in the four private companies.


NOTE 5  -  PERIOD ADJUSTMENTS

     The financial statements as previously prepared failed to include the acquisition of common stock in four privately held companies. The accompanying financial statements have been prepared to include the transactions relating to these acquisitions.


NOTE 6  -  INCOME  TAXES

     Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.

     The Company did not calculate a provision for deferred taxes for the years ended December 31, 1999 and 2000, as any timing differences between financial statement and income tax reporting purposes were immaterial.

     The Company has available at December 31, 2000, approximately $15,000 of unused operating loss carryforwards that may be applied against future taxable income and that expire in various years through out 2020.

     An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for these start up costs to zero, as it cannot be determined when, or if, the tax benefits derived from these losses will materialize.


NOTE  7  -  RELATED  PARTY  TRANSACTIONS

     The Company's shareholders have personally paid expenses incurred by the Company. The Shareholder's have made these advances without expectation of reimbursement. The Company has treated these advances as contributions to capital.


NOTE  8  -  SUBSEQUENT  EVENTS

     a) On November 7, 2000, the Company acquired 100% of the outstanding stock of Single Source Electronic Transactions, Inc. in exchange for issuing 10,012,500 shares of its common stock.